Exhibit 10.17

THE

TORCHMARK CORPORATION

SAVINGS AND INVESTMENT PLAN

(Amended and Restated as of January 1, 2009)

BACKGROUND

Effective as of April 5, 1982, Liberty National Insurance Holding Company, which was a predecessor of Torchmark Corporation (the “Company”), established a defined contribution profit sharing plan (“Plan”) which is intended to be qualified pursuant to the provisions of the Internal Revenue Code of 1986, as amended. The Plan is intended to provide eligible employees of the Company, and those of any affiliate which adopts the Plan, with a supplemental source of retirement income.

Effective as of January 1, 1987, the Company amended the Plan to be an employee stock ownership plan, as well as a profit sharing plan, pursuant to the Code.

Effective as of January 1, 1989, the Plan was amended and restated to (i) comply with the Tax Reform Act of 1986 and (ii) eliminate the employee stock ownership plan provisions which were never utilized by the Company. This amended and restated Plan incorporated Amendments One and Two to the Plan.

Amendment Three to the Plan was adopted at the request of the Internal Revenue Service on December 16, 1996.

Amendment Four to the Plan was adopted on October 17, 1996.

Amendment Five to the Plan was adopted on April 23, 1997.

Amendment Six to the Plan was adopted on October 20, 1998.

Amendment Seven to the Plan was adopted on October 20, 1998.

Amendment Eight to the Plan was adopted on March 20, 2000.

Effective as of January 1, 1997 (except as otherwise provided for therein) the Plan was amended and restated for a number of tax law changes generally encompassed within the acronym “GUST.” This amended and restated Plan document constituted Amendment Nine to the Plan.

Amendment Ten was adopted on October 12, 2001.

Amendment Eleven was adopted on June 27, 2002.

Amendment Twelve was adopted on November 22, 2002.

Amendment Thirteen was adopted on December 4, 2002.

Amendment Fourteen was adopted on October 27, 2004.

Amendment Fifteen was adopted on September 21, 2005.

Amendment Sixteen was adopted on December 19, 2006.

Effective as of January 1, 2007 (except as otherwise provided for therein), the Plan was amended and restated to, among other changes incorporate a 401(k) salary deferral feature into the Plan. This amended and restated Plan also included certain provisions intended to reflect portions of the Final Regulations under Code § 401(k) that were published on December 29, 2004 (hereinafter referred to as the “Final 401(k) Regulations”). Those portions of the Plan relating to the Final 401(k) Regulations were included as good faith compliance therewith and, unless otherwise noted, apply to Plan Years beginning after December 31, 2005. This amended and restated Plan constituted Amendment Seventeen to the Plan.

Amendments adopted subsequent to Amendment Seventeen are numbered beginning with Amendment One.

Amendment One was adopted on December 22, 2008.

Amendment Two was adopted on August 25, 2009.

Amendment Three was adopted on December 16, 2009.

Effective January 1, 2009 (except as otherwise provided for herein), the Plan is hereby amended and restated for a number of tax law changes generally encompassed within the acronym “EGTRRA.” This amended and restated Plan document constitutes Amendment Four to the Plan.

The benefit under the Plan of any participant who terminates employment shall be determined in accordance with the provisions of the Plan as in effect on the date of such termination of employment.

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS		1-1
Section 1.1	Account	1-1
Section 1.2	Account Balance	1-1
Section 1.3	ACP Test	1-1
Section 1.4	Adjustment Factor	1-1
Section 1.5	Administrative Committee	1-1
Section 1.6	Administrator	1-1
Section 1.7	ADP Test	1-1
Section 1.8	Affiliate	1-1
Section 1.9	Annual Addition	1-2
Section 1.10	Annuity Contract	1-2
Section 1.11	Beneficiary	1-2
Section 1.12	Benefit Commencement Date	1-2
Section 1.13	Board of Directors	1-2
Section 1.14	Code	1-2
Section 1.15	Company	1-2
Section 1.16	Company Stock	1-2
Section 1.17	Company Stock Account	1-2
Section 1.18	Compensation	1-2
Section 1.19	Contribution	1-4
Section 1.20	Direct Rollover	1-4
Section 1.21	Disability	1-4
Section 1.22	Early Retirement Age	1-4
Section 1.23	Effective Date	1-4
Section 1.24	Eligible Employee	1-4
Section 1.25	Eligible Retirement Plan	1-5
Section 1.26	Eligible Rollover Distribution	1-5
Section 1.27	Employee	1-5
Section 1.28	Employer	1-5
Section 1.29	Employer Contributions	1-5
Section 1.30	Employer Contributions Account	1-5
Section 1.31	Employment	1-6
Section 1.32	Entry Date	1-6
Section 1.33	ERISA	1-6
Section 1.34	Excess Aggregate Contributions	1-6
Section 1.35	Excess Matching Contributions	1-6
Section 1.36	Excess Salary Deferral Contributions	1-6
Section 1.37	Five-percent Owner	1-6
Section 1.38	Forfeitures	1-6
Section 1.39	Fully Vested Separation	1-7
Section 1.40	Highly Compensated Employee	1-7

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Section 1.41	Hour of Service	1-7
Section 1.42	Investment	1-8
Section 1.43	Investment Company	1-9
Section 1.44	Investment Company Shares	1-9
Section 1.45	Limitation Year	1-9
Section 1.46	Matching Contributions	1-9
Section 1.47	Non-Highly Compensated Employee	1-9
Section 1.48	Non-Vested Separation	1-9
Section 1.49	Normal Retirement Age	1-9
Section 1.50	One Year Break in Service	1-9
Section 1.51	Partially Vested Separation	1-9
Section 1.52	Participant	1-9
Section 1.53	Participant Contributions	1-10
Section 1.54	Participant Contributions Account	1-10
Section 1.55	Participating Affiliate	1-10
Section 1.56	Plan	1-10
Section 1.57	Plan Year	1-10
Section 1.58	Qualified Joint and Survivor Annuity	1-10
Section 1.59	Qualified Plan	1-10
Section 1.60	Rollover Contribution	1-10
Section 1.61	Salary Deferral Contributions	1-10
Section 1.62	Spousal Consent	1-10
Section 1.63	Spouse	1-11
Section 1.64	Surviving Spouse	1-11
Section 1.65	Trust or Trust Fund	1-11
Section 1.66	Trust Agreement	1-11
Section 1.67	Trustee	1-11
Section 1.68	Valuation Date	1-11
Section 1.69	Vesting Service	1-11
Section 1.70	W&R Class A and Class B Financial Stock Accounts	1-11
Section 1.71	Years of Service	1-11

ARTICLE 2 PARTICIPATION		2-1
Section 2.1	Participation in the Plan	2-1
Section 2.2	Crediting of Service for Eligibility Purposes.	2-1
Section 2.3	Rollover Membership.	2-1

ARTICLE 3 ACCOUNTS AND CONTRIBUTIONS		3-1
Section 3.1	Establishment of Accounts	3-1
Section 3.2	Participant and Employer Contributions	3-1
Section 3.3	Salary Deferral Contributions	3-1
Section 3.4	Rollovers	3-2
Section 3.5	Participant’s Elections	3-3
Section 3.6	Automatic Enrollment of Participants	3-4

Section 3.7	Changes in Salary Deferral Contributions	3-4
Section 3.8	Matching Contributions	3-4
Section 3.9	Safe Harbor Matching Contribution. Effective January 1, 2009:	3-5
Section 3.10	Fail-Safe Contributions	3-5
Section 3.11	Makeup Contributions	3-6
Section 3.12	Overall Limits on Contributions	3-6
Section 3.13	Permitted Employer Refunds	3-7
Section 3.14	Final Section 415 Regulations	3-7
Section 3.15	415 Compensation paid after severance from employment	3-7
Section 3.16	Administrative delay (“the first few weeks”) rule	3-8
Section 3.17	Inclusion of certain nonqualified deferred compensation amounts	3-8
Section 3.18	Definition of annual additions	3-8
Section 3.19	Change of limitation year	3-9
Section 3.20	Excess Annual Additions	3-9
Section 3.21	Aggregation and Disaggregation of Plans	3-9

ARTICLE 4 ADP and ACP NONDISCRIMINATION TESTS		4-1
Section 4.1	Satisfaction of ADP and ACP Tests	4-1
Section 4.2	Actual Deferral Percentage	4-1
Section 4.3	ADP Test	4-1
Section 4.4	Actual Contribution Percentage	4-1
Section 4.5	ACP Test	4-2
Section 4.6	Compliance Measures	4-2
Section 4.7	Additional Limitations	4-4

ARTICLE 5 VESTING		5-1
Section 5.1	Determination of Vesting	5-1
Section 5.2	Rules for Crediting Vesting Service	5-2
Section 5.3	Account Forfeitures	5-2

ARTICLE 6 INVESTMENT OF CONTRIBUTIONS; MANAGEMENT OF ACCOUNTS		6-1
Section 6.1	Initial Investment Election	6-1
Section 6.2	Change in Investment Election for Contributions	6-1
Section 6.3	Transfer of Investment Accounts	6-1
Section 6.4	Reinvestment	6-1
Section 6.5	Voting of Shares of Investments	6-2
Section 6.6	Valuation of Accounts	6-2
Section 6.7	Distributions or Withdrawals	6-3
Section 6.8	Insider Trading Restrictions	6-3
Section 6.9	Tender of Torchmark Stock or W&R Class A or Class B Financial Stock	6-3
Section 6.10	Divestment of Employer Securities	6-4

ARTICLE 7 AMOUNT AND PAYMENT OF BENEFITS TO PARTICIPANTS		7-1
Section 7.1	Fully Vested Separation	7-1
Section 7.2	Partially Vested Separation	7-1
Section 7.3	Non-Vested Separation	7-1
Section 7.4	Benefit Commencement Date	7-1
Section 7.5	Participant Account Withdrawals	7-3
Section 7.6	Employer Contributions Account Withdrawal	7-4
Section 7.7	Age 59 1/2 Distributions	7-4
Section 7.8	Withdrawals of Rollover Contributions	7-4
Section 7.9	TEFRA Section 242(b)(2) Elections	7-4
Section 7.10	Required Minimum Distributions	7-4
Section 7.11	Required Minimum Distributions During Participant’s Lifetime	7-6
Section 7.12	Required Minimum Distributions After Participant’s Death	7-6
Section 7.13	Definitions	7-8

ARTICLE 8 FORMS OF PAYMENT OF ACCOUNTS		8-1
Section 8.1	Methods of Distribution	8-1
Section 8.2	Election of Optional Forms	8-3
Section 8.3	Change in Form or Timing of Benefit Payments	8-4
Section 8.4	Direct Rollovers	8-4
Section 8.5	Hardship Withdrawals	8-4
Section 8.6	Loans to Participants	8-6

ARTICLE 9 DEATH BENEFITS		9-1
Section 9.1	Payment of Account Balances	9-1
Section 9.2	Beneficiaries	9-1

ARTICLE 10 FIDUCIARIES		10-1
Section 10.1	Named Fiduciaries	10-1
Section 10.2	Employment of Advisers	10-1
Section 10.3	Multiple Fiduciary Capacities	10-1
Section 10.4	Reliance	10-1
Section 10.5	Scope of Authority and Responsibility	10-1

ARTICLE 11 TRUSTEE		11-1
Section 11.1	Trust Agreement	11-1
Section 11.2	Assets in Trust	11-1

ARTICLE 12 ADMINISTRATIVE COMMITTEE		12-1
Section 12.1	Appointment and Removal of Administrative Committee	12-1
Section 12.2	Officers of Administrative Committee	12-1
Section 12.3	Action by Administrative Committee	12-1

Section 12.4	Rules and Regulations	12-1
Section 12.5	Powers	12-1
Section 12.6	Information from Participants	12-2
Section 12.7	Reports	12-2
Section 12.8	Authority to Act	12-2
Section 12.9	Liability for Acts	12-2
Section 12.10	Compensation and Expenses	12-3
Section 12.11	Indemnity	12-3
Section 12.12	Denied Claims	12-3

ARTICLE 13 PLAN AMENDMENT OR TERMINATION		13-1
Section 13.1	Plan Amendment or Termination	13-1
Section 13.2	Limitations on Plan Amendment	13-1
Section 13.3	Right of Company to Terminate Plan or Discontinue Contributions	13-2
Section 13.4	Effect of Partial or Complete Termination or Complete Discontinuance of Contributions	13-2

ARTICLE 14 MISCELLANEOUS PROVISIONS		14-1
Section 14.1	Exclusive Benefit of Participants	14-1
Section 14.2	Plan Not a Contract of Employment	14-1
Section 14.3	Source of Benefits	14-1
Section 14.4	Benefits Not Assignable	14-1
Section 14.5	Domestic Relations Orders	14-1
Section 14.6	Benefits Payable to Minors, Incompetents and Others	14-2
Section 14.7	Merger or Transfer of Assets	14-2
Section 14.8	Participation in the Plan by an Affiliate	14-2
Section 14.9	Action by Employer	14-2
Section 14.10	Provision of Information	14-3
Section 14.11	Controlling Law	14-3
Section 14.12	Conditional Restatement	14-3
Section 14.13	Rules of Construction	14-3
Section 14.14	USERRA Model Amendment	14-3
Section 14.15	Written Communications Required	14-4

ARTICLE 15 TOP-HEAVY PROVISIONS		15-1
Section 15.1	Top Heavy Plan Requirements	15-1
Section 15.2	Determinations of Top Heavy Status	15-1
Section 15.3	Minimum Vesting	15-4
Section 15.4	Minimum Benefits	15-4
Section 15.5	Applicability	15-5
Section 15.6	Requirements	15-5

v

ARTICLE 1

DEFINITIONS

Each of the following terms shall have the meaning set forth in this ARTICLE 1 for purposes of this Plan and any amendments thereto:

Section 1.1 Account. A separate account for each Participant consisting of an Employer Contributions Account, a Participant Contributions Account, a Salary Deferral Account, a Matching Contributions Account, and a Rollover Account as the case may be.

Section 1.2 Account Balance. The value of an Account determined as the date on which funds are liquidated or transferred. A Participant’s Account Balance shall consist of shares or units in one or more Investments. As the value of the shares or units credited to a Participant’s Account rises or falls, the Participant’s Account Balance shall rise and fall to the same extent. All withdrawals, distributions, or Investment transfers under the Plan shall be based upon the amount realized from the liquidation of shares or units credited to the Participant’s Account.

Section 1.3 ACP Test. The actual contributions percentage test described in ARTICLE 4 of the Plan and Code § 401(m).

Section 1.4 Adjustment Factor. The cost of living adjustment factor prescribed by the Secretary of the Treasury under Code § 415(d), as applied to such items and in such manner as the Secretary shall provide.

Section 1.5 Administrative Committee. The committee appointed by the Board pursuant to, and having the responsibilities specified in, ARTICLE 12 of the Plan.

Section 1.6 Administrator. The Company or committee appointed by the Board of Directors pursuant to, and having the responsibilities specified in, ARTICLE 12 of the Plan.

Section 1.7 ADP Test. The actual deferral percentage test described in ARTICLE 4 of the Plan and Code § 401(k).

Section 1.8 Affiliate. Any corporation or unincorporated trade or business (other than the Company) while it is:

(a)	a member of a “controlled group of corporations” (within the meaning of Code § 414(b)) of which the Company is a member;

(b)	a trade or business under “common control” (within the meaning of Code § 414(c)) with the Company;

(c)	a member of an “affiliated service group” (within the meaning of Code § 414(m)) which includes the Company; or

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(d)	any other entity required to be aggregated with the Company under Code § 414(o).

Section 1.9 Annual Addition. For each Participant, the sum of the following amounts credited to the Participant’s Accounts for the Limitation Year:

(a)	employer contributions;

(b)	employee contributions;

(c)	forfeitures; and

(d)	amounts described in Code § 415(l)(1) and 419A(d)(2).

Notwithstanding the foregoing, Annual Addition shall not include amounts attributable to Rollover Contributions or trust to trust transfers.

Section 1.10 Annuity Contract. An individual or group annuity contract, issued by an insurance company, providing periodic benefits, whether fixed, variable or both, the benefits or value of which a Participant or Beneficiary cannot transfer, sell, assign, discount, or pledge as collateral for a loan or as security for the performance of an obligation, or for any other purpose to any person other than the issuer thereof.

Section 1.11 Beneficiary. A person other than a Participant entitled to receive any payment of benefits pursuant to ARTICLE 8.

Section 1.12 Benefit Commencement Date. The date, determined under Section 7.4, as of which a Participant or a Beneficiary receives or begins to receive, as the case may be, payment of his benefits under the Plan.

Section 1.13 Board of Directors. The Board of Directors of the Company.

Section 1.14 Code. The Internal Revenue Code of 1986, as now in effect or as amended from to time. A reference to a specific provision of the Code shall include such provision and any applicable regulation pertaining thereto.

Section 1.15 Company. Torchmark Corporation, a Delaware corporation, or any successor thereto by consolidation, merger, transfer of assets or otherwise.

Section 1.16 Company Stock. The voting common stock of the Company.

Section 1.17 Company Stock Account. An account maintained by the Trustee with respect to a part of the Trust Fund consisting of amounts which Participants have elected to be invested in Company Stock.

Section 1.18 Compensation. The total cash compensation paid to an Employee during a calendar year by his Employer, including salary, wages, any amounts not paid directly and currently in cash to an Employee but paid for the benefit of an Employee through a “salary

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reduction” agreement in conjunction with one or more welfare plans of the Employer and the total amount deferred pursuant to an Employee’s election under a “cash or deferred arrangement” in conjunction with one or more qualified retirement plans of the Employer, but excluding:

(a)	any reimbursement of or allowance for expenses except for amounts reimbursed under the Liberty National Life Insurance Company Business Expenses for Agents and Management Plan;

(b)	Employer contributions to any form of employee retirement, pension, profit sharing or thrift plan;

(c)	any amount received in connection with the exercise of a stock option or realized from the sale, exchange or other disposition of stock acquired under a stock option;

(d)	director’s fees;

(e)	annual service awards;

(f)	deferred compensation accrued under any nonqualified deferred compensation agreement or contract or any amendment or replacement thereof;

(g)	renewal commissions, other than renewal commissions paid to agents authorized to solicit applications for both ordinary and home service policies of insurance;

(h)	any amounts due to or paid to a Participant as a result of the settlement of his commission account balance upon the termination of his employment for any reason;

(i)	payments made to any Employee after such Employee’s separation from service, in the form of severance benefits; and

10)	any other form of compensation designated by an Employer as not included in Compensation for its Employees.

The annual Compensation of each Participant taken into account in determining allocations shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code § 401(a)(17)(B). Annual Compensation means compensation during the plan year or such other consecutive 12-month period over which compensation is otherwise determined under the plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

Compensation shall include elective amounts that are not includible in the gross income of the Employee under Code §§ 125, 132(f)(4), 402(e)(3), 402(h), or 403(b).

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The determination of Compensation will be in accordance with records maintained by the Employer and shall be conclusive.

Participants may not make elective deferrals with respect to amounts that are not 415 Compensation. However, for this purpose, 415 Compensation is not limited to the annual compensation limit of Code § 401(a)(17).

Compensation for purposes of allocations (hereinafter referred to as Plan Compensation) shall be adjusted in the same manner as 415 Compensation pursuant to Section 3.15 through Section 3.17, except the term “limitation year” shall be replaced with the term “plan year” and the term “415 Compensation” shall be replaced with the term “Plan Compensation.”

Section 1.19 Contribution. A contribution made under the Plan by the Employer for or on behalf of a Participant. Contributions include Salary Deferral Contributions, Fail-Safe Contributions, and Matching Contributions.

Section 1.20 Direct Rollover. A payment by the Plan to the Eligible Retirement Plan specified by the Participant or Beneficiary.

Section 1.21 Disability. Total and permanent disability for a period of at least six months as defined by either (i) the group disability benefit plan maintained by the Participant’s Employer, or (ii) the United States Social Security Administration.

Section 1.22 Early Retirement Age. Age 60.

Section 1.23 Effective Date. The effective date of this amended and restated Plan which shall be January 1, 2009. The original effective date of the Plan was April 5, 1982.

Section 1.24 Eligible Employee. All Employees of an Employer other than:

(a)	Employees included in a unit of employees covered by a collective bargaining agreement between the Employer and the employee representatives in the negotiation of which retirement benefits were the subject of good faith bargaining, unless such bargaining agreement provides for participation in the Plan

(b)	Leased employees which are not otherwise Employees of the Employer and who, pursuant to a leasing agreement between the Employer and any other person, have performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code §144(a)(3)) on a substantially full time basis for at least one year and who performs services under the primary direction and control of the Employer;

1-4

(c)	Any Employee of Liberty National Life Insurance Company or United Investors Life Insurance Company who is first credited with an Hour of Service on or after January 1, 1995; and

(d)	Any Employee holding the position of branch manager with Globe Life and Accident Insurance Company.

Section 1.25 Eligible Retirement Plan. An individual retirement account described in Code § 408(a), an individual retirement annuity described in Code § 408(b), a Roth IRA described in Code § 408A, an annuity plan described in Code § 403(a), a qualified trust described in Code § 401(a), an annuity contract described in Code § 403(b), or an eligible plan under Code § 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision that agrees to separately account for amounts transferred from this plan, that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Beneficiary, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

Section 1.26 Eligible Rollover Distribution. Any distribution of all or any portion of the balance to the credit of the Participant or Beneficiary, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or the life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; or any distribution of the extent such distribution is required under Code § 401(a)(9). A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because it consists of after-tax contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code §§ 408(a) or (b), or to a qualified plan or 403(b) that agrees to separately account for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. The term “Eligible Rollover Distribution” shall not include amounts distributed on account of hardship and the distributee may not elect to have any portion of such distribution placed directly into an Eligible Retirement Plan.

Section 1.27 Employee. Employee means any individual who is classified by the Employer as an employee of the Employer, regardless of whether such individual is classified as an employee according to the usual common law or employment tax rules applicable in determining the employer-employee relationship.

Section 1.28 Employer. The Company and each Affiliate participating in the Plan pursuant to Section 14.8.

Section 1.29 Employer Contributions. The contributions made to the Plan by the Company or Participating Affiliate attributed to after-tax Participant Contributions prior to January 1, 2007.

Section 1.30 Employer Contributions Account. The account established for a Participant to hold Employer Contributions.

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Section 1.31 Employment. An Employee’s employment with the Company or an Affiliate or, to the extent determined by the Administrator, any predecessor of any of them.

Section 1.32 Entry Date. The first day of the payroll period coinciding with or next following the date the Eligible Employee has satisfied the requirements of Section 2.1.

Section 1.33 ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision and any applicable regulation pertaining thereto.

Section 1.34 Excess Aggregate Contributions. With respect to any Plan Year, the aggregate amount of Contributions taken into account under 401(m) and actually paid over to the Trustee for the Plan Year on behalf of Highly Compensated Employees over the maximum amount of such contributions permitted under the ACP test set forth in Section 4.5.

Section 1.35 Excess Matching Contributions. With respect to any affected Participant, the amount of the Participant’s actual Matching Contributions minus the product of the Participant’s Compensation and his adjusted actual contribution ratio (as determined below).

The Excess Matching Contributions with respect to a Highly Compensated Employee shall be determined by reducing 401(m) contributions made on behalf of such Highly Compensated Employees in order of the amount of 401(m) contributions, as provided for in the Internal Revenue Service Notice 97-2 or such other guidance published by the Internal Revenue Service dealing with distributions of Excess Matching Contributions after the effective date of the Small Business Job Protection Act of 1996.

Section 1.36 Excess Salary Deferral Contributions. With respect to any affected Participant, the amount of the Participant’s actual Salary Deferral Contributions minus the product of the Participant’s Compensation and his adjusted actual deferral ratio (as determined below).

The Excess Salary Deferral Contributions with respect to a Highly Compensated Employee shall be determined by reducing 401(k) Contributions made on behalf of such Highly Compensated Employees in order of the amount of 401(k) Contributions, as provided for in Internal Revenue Service Notice 97-2 or such other guidance published by the Internal Revenue Service dealing with distributions of Excess Salary Deferral Contributions after the effective date of the Small Business Job Protection Act of 1996.

The amount of Excess Salary Deferrals with respect to an Employee for a Plan Year is reduced by amounts previously distributed to such Employee pursuant to Section 4.6 of the Plan for the Employee’s taxable year ending with or within the Plan Year.

Section 1.37 Five-percent Owner. Any person who owns (or is considered as owning within the meaning of Code § 318) more than 5% of the outstanding stock of the Employer, or stock possessing more than 5% of the total voting power of the Employer.

Section 1.38 Forfeitures. Those portions of accounts that are forfeited and reallocated

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as described in Section 5.3.

Section 1.39 Fully Vested Separation. Termination of Employment of a Participant whose vested percentage in his Accounts is 100%.

Section 1.40 Highly Compensated Employee.

Any Employee who:

(a)	during the preceding Plan Year:

(i) was at any time a Five percent Owner; or

(ii) received compensation in excess of $80,000 (multiplied by the applicable cost of living adjustment factor prescribed by the Secretary of the Treasury under Code § 415(d)) and, if the Employer so elects, was in the group consisting of the top 20% of all Employees when ranked by compensation; or who

(b)	during the current Plan Year:

(i) was at any time a Five percent Owner.

Notwithstanding the forgoing, the Employer may elect, without further need of amending this section of the Plan, to use any simplified or alternative definition of Highly Compensated Employee permitted by the Internal Revenue Service.

The determination of who is a Highly Compensated Employee, including the compensation that is considered, will be made in accordance with Code § 414(q) and the regulations thereunder.

Section 1.41 Hour of Service.

(a)	Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer (or an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate) during the applicable computation period.

(b)

Each hour for which an Employee is paid, or entitled to payment, by an Employer (or an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), lay-off, jury duty, military duty or leave of absence. An hour for which an Employee is directly or indirectly paid or entitled to payment on account of a period during which no duties are performed is not credited to the Employee if

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such payment is made or due under a plan maintained solely for the purpose of providing severance benefits or complying with the applicable unemployment compensation laws. Hours of Service are not credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

(c)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer (or an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate). The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c).

(d)	If, in accordance with standard personnel policies applied in a non-discriminatory manner to all Employees similarly situated, each hour for which the Employee on the approved unpaid leave of absence would normally have received credit under this Plan if he had been working in his regular employment for the Employer (or an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate).

(e)

An Employee of the Employer (or an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate) who is regularly employed by such Employer (or Affiliate) for at least 37 1/2 hours a week shall be credited with forty-five Hours of Service if under this Plan he would be credited with at least one Hour of Service during the week.

(f)

An Employee of the Employer (or an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate) who is not regularly employed by such Employer (or Affiliate) for at least 37 1/2 hours a week shall be credited with the actual Hours of Service for which he is paid or entitled to credit under this Plan.

(g)	Hours of Service shall be calculated and credited pursuant to § 2530-200b-2 of the Department of Labor Regulations which are incorporated herein by this reference.

(h)	In the case of an Employee who is paid on a commission basis, he will be deemed to perform his first Hour of Service on the date on which he is first designated an Employee by the Employer.

Section 1.42 Investment. Investment Company Shares, the shares of Class A common stock of Waddell & Reed Financial, Inc. credited to a Participant’s W&R Class A Financial Stock Account pursuant to the terms of the Plan or, if designated by the Company for investment of contributions, an interest in the Company Stock Account. Effective as of January 1, 1999, all Investments under the Plan shall be unitized based upon generally accepted common trust fund

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valuation methods. The Company Stock Account and the W&R Class A Financial Stock Accounts shall consist predominately of shares of the applicable common stock in addition to such cash or cash equivalents as are necessary to provide for sufficient liquidity in the accounts as determined by the Trustee pursuant to guidelines established by the Administrator.

Section 1.43 Investment Company. An investment company or companies designated by the Company for investment of contributions under the Plan. In the case of an Investment Company which has more than one class of shares, each class of shares will be considered a separate Investment Company for the purposes of this Plan.

Section 1.44 Investment Company Shares. Shares issued by an Investment Company.

Section 1.45 Limitation Year. Each twelve consecutive month period ending on the same last day as the Plan Year.

Section 1.46 Matching Contributions. Amounts contributed to the Plan by the Employer pursuant to Section 3.8.

Section 1.47 Non-Highly Compensated Employee. An Employee of the Employer who is not a Highly Compensated Employee.

Section 1.48 Non-Vested Separation. Termination of Employment of a Participant whose vested percentage in any Account is less than 100 percent.

Section 1.49 Normal Retirement Age. Age 65.

Section 1.50 One Year Break in Service. Any period of twelve consecutive months, beginning with the date of an Employee’s Employment or any anniversary of the date of such Employment, during which the Employee has not completed more than 500 Hours of Service; except that a Participant who is absent from work due to such Participant’s pregnancy, the birth of the Participant’s child or by reason of the adoption of a minor child by the Participant for the purpose of caring for such child immediately following its birth or adoption and who provides timely information establishing to the satisfaction of the Administrator the reasons for the absence and the number of days of such absence will be treated as performing a normal schedule (or eight hours per day) up to a maximum of 501 Hours of Service in either the year in which the absence begins or the year immediately following the year in which the absence begins as necessary to prevent such Participant from incurring a One Year Break in Service in either (but not both) the year in which the absence begins or the year immediately following the year in which the absence begins.

Section 1.51 Partially Vested Separation. Termination of Employment of a Participant whose vested percentage in any Account is less than 100% but greater than zero percent.

Section 1.52 Participant. An Employee who has commenced, but not terminated, participation in the Plan as provided in ARTICLE 2.

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Section 1.53 Participant Contributions. The Participant’s Basic Participant Contributions and Supplementary Participant Contributions. Participant Contributions were after-tax “thrift” contributions and were prospectively eliminated from the Plan effective January 1, 2007.

Section 1.54 Participant Contributions Account. The account established for a Participant Contributions.

Section 1.55 Participating Affiliate. Any Affiliate which in accordance with Section 14.8, by duly authorized action has adopted the Plan and not withdrawn therefrom.

Section 1.56 Plan. The Torchmark Corporation Savings and Investment Plan.

Section 1.57 Plan Year. Each twelve consecutive month period ending on December 31, during any part of which the Plan is in effect.

Section 1.58 Qualified Joint and Survivor Annuity. An annuity for the life of the Participant with a survivor annuity continuing after the Participant’s death to the Participant’s Surviving Spouse for the Surviving Spouse’s life in an amount equal to fifty percent of the amount payable during the joint lives of the Participant and such Surviving Spouse.

Section 1.59 Qualified Plan. A Defined Contribution Plan or a Defined Benefit Plan which is qualified under Code § 401(a).

Section 1.60 Rollover Contribution. A contribution attributable to:

(a)	a “qualified total distribution” (as defined in Code § 402(a)(5)), made to an Eligible Employee from a Qualified Plan or made to the Eligible Employee under Code § 403(a)(4) from an “employee annuity” as referred to in that section, or

(b)	a payout or distribution to an Eligible Employee referred to in Code § 408(d)(3) from an “individual retirement account” or an “individual retirement annuity” described, respectively, in Code § 408(a) or § 408(b) consisting exclusively of amounts attributable to “qualifying rollover distributions” (as defined in Code § 402(a)(5)) from a Qualified Plan. Notwithstanding the foregoing, a Rollover Contribution shall in no event include amounts attributable to a distribution from a Qualified Plan under which the Eligible Employee was at any time a self-employed individual deemed to be an “employee” under Code § 401(c)(1).

Section 1.61 Salary Deferral Contributions. Amounts deferred into the Plan by Participants pursuant to Section 3.3.

Section 1.62 Spousal Consent. Written consent by a Participant’s Spouse waiving the benefit otherwise payable to the Spouse, where such waiver is witnessed by a Plan representative or a notary public and includes acknowledgment by the Spouse of the effect of such waiver.

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Section 1.63 Spouse. The person lawfully married to a Participant.

Section 1.64 Surviving Spouse. The Spouse of a Participant on the earlier of:

(a)	the date of the Participant’s death; or

(b)	the Participant’s Benefit Commencement Date.

Section 1.65 Trust or Trust Fund. The trust established under the Plan in which Plan assets are held.

Section 1.66 Trust Agreement. The agreement between the Company and the Trustee with respect to the Trust.

Section 1.67 Trustee. The person appointed as trustee pursuant to ARTICLE 11, and any successor trustee.

Section 1.68 Valuation Date. The Trust Fund and each Investment under the Plan shall be unitized based upon generally accepted common trust fund valuation methods. The value of units or shares allocated to a Participant’s Account shall be determined by the fair market value of shares or units allocated to such Participant’s Account as of the date on which such shares are purchased or sold to provide for distributions, withdrawals, or transfers between Investments. All withdrawals and distributions under the Plan shall be based upon the amount realized from the liquidation of units or shares credited to the Account of a Participant. “Valuation Date” shall mean any date on which units or shares credited to the Account of a Participant are valued for any purpose under the Plan.

Section 1.69 Vesting Service. The Years of Service credited to a Participant under Section 5.2 for purposes of determining the Participant’s vested percentage in the Account Balance of the Employer Contributions Account established for the Participant.

Section 1.70 W&R Class A and Class B Financial Stock Accounts. The separate accounts established and maintained under the Plan for the purposes of holding (i) the distribution of shares of Class A and Class B common stock of Waddell & Reed Financial, Inc. received as a stock dividend on Company Stock, and (ii), transfers or rollovers of Class A common stock of Waddell & Reed Financial, Inc. received prior to the spin off of Waddell & Reed Financial, Inc. from Torchmark Corporation. [Effective as of October 1, 1998.] Pursuant to a vote of the stockholders of Waddell & Reed Financial, Inc. on April 25, 2001, a merger resulted in the combination of the two classes of Waddell & Reed Financial, Inc. common stock into a single class of common stock by converting Class B common stock into Class A common stock on a one-for-one basis.

Section 1.71 Years of Service. For purposes of determining eligibility to participate under ARTICLE 2 and for purposes of determining Vesting Service:

(a)	for Employment, or return to Employment after a One Year Break in Service, beginning in 1975 or later years, a period of 12 consecutive

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months beginning with the date of Employment or return to Employment during which an employee has not less than 1,000 Hours of Service for an Employer, Vesta Insurance Group, Inc. or its subsidiaries or TMK Hogan (or an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate); and

(b)	for Employment which began before 1975, with respect to periods before the 1975 anniversary of such Employment, an aggregate of fifty-two weeks during each of which an Employee was employed on a permanent basis for at least 35 hours a week by an Employer (or by an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate); and

(c)	for Employment which began before 1975, with respect to periods after the 1975 anniversary of such Employment, a period of twelve consecutive months beginning with the date of such anniversary in 1975 or later years during which an Employee has not less than 1000 Hours of Service for an Employer (or an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate).

(d)	for purposes of vesting, for an Employee who terminates Employment with the Company as of December 31, 1999, and commences employment with Waddell & Reed, Inc. or one of its affiliates as of January 1, 2000, a period of 12 consecutive month beginning with the date of employment with Waddell & Reed, Inc. or one of its affiliates during which such person has not less than 1,000 Hours of Service for Waddell & Reed, Inc. or one of its affiliates. For this purpose, Hours of Service will be determined by disregarding the fact that services are not being performed for an Employer or Affiliate (as defined herein).

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ARTICLE 2

PARTICIPATION

Section 2.1 Participation in the Plan. An Employee may begin participation in the Plan as of the Entry Date coincident with or immediately following the date upon which he completes One (1) Year of Service, provided such Employee is employed by the Employer on such Entry Date. An individual who has ceased participation in the Plan and who is rehired by the Employer shall become a Participant as of the date of rehire, unless he has had a one-year Break in Service. if an individual resumes employment with the Employer after a one-year Break in Service, he shall become a Participant upon completion of a Year of Service, retroactive to a date which is not later than the date of rehire.

Section 2.2 Crediting of Service for Eligibility Purposes.

2.2.1 An Employee who terminates Employment without any vested rights to a benefit under the Plan derived from contributions by the Employer shall lose credit for his Years of Service prior to such termination of Employment if the total of his consecutive One Year Breaks in Service immediately preceding his reemployment equals or exceeds the greater of five years or his Years of Service prior to such termination (whether or not consecutive but excluding any Years of Service previously disregarded under this rule).

Section 2.3 Rollover Membership.

An Eligible Employee who makes a Rollover Contribution shall become a Participant as of the date of such contribution even if he has not previously become a Participant. Such an Eligible Employee shall be a Participant only with respect to his Rollover Contributions.

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ARTICLE 3

ACCOUNTS AND CONTRIBUTIONS

Section 3.1 Establishment of Accounts. A Salary Deferral Account, a Matching Account, a Participant Contributions Account, an Employer Contributions Account, and, if applicable, a Rollover Account shall be established for each Participant as applicable. All Contributions by or on behalf of a Participant shall be deposited to the appropriate Account.

Section 3.2 Participant and Employer Contributions. Effective January 1, 2007, (i) Participants may no longer make after-tax Participant Contributions to the Plan, and (ii) the Employer will no longer make Employer Contributions on behalf of any Participant.

Section 3.3 Salary Deferral Contributions.

3.3.1 Each Participant may authorize the Employer to reduce his Compensation by up to thirty percent (30%), and to have such amount deposited to the Participant’s Salary Deferral Account as “Salary Deferral Contributions” hereunder. However, the total Salary Deferral Contributions made on a Participant’s behalf to this Plan or any other qualified plan maintained by the Employer, during such Participant’s taxable year may not exceed maximum salary reduction contribution permitted under Code § 402(g), except to the extent permitted under Code § 414(v), if applicable.

3.3.2 All Employees who are eligible to make Salary Deferral Contributions under this Plan and who have attained age 50 before the close of the Plan year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Code § 414(v). Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code §§ 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code §§ 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contribution.

3.3.3 A Participant’s election with respect to Salary Deferral Contributions cannot relate to compensation that is currently available prior to the adoption or effective date of the Plan’s cash or deferral arrangement. In addition, except for occasional, bona fide administrative considerations, Salary Deferral Contributions made pursuant to such an election cannot precede the earlier of (1) the performance of services relating to the contribution and (2) the date the compensation that is subject to the election would be currently available to the Participant in the absence of an election to defer.

3.3.4 In the event the dollar limit described above is exceeded when one takes into account only contributions to the Plan and/or any other plan, contract, or arrangement of the Employer that is subject to Code § 402(g), (i) the Participant is deemed to notify the Administrator of such excess deferral, and (ii) the Administrator shall direct the Trustee of the Plan to distribute such excess amount, and any income or

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loss allocable to such amount, to the Participant no later than the first April 15th following the close of the Participant’s taxable year. Matching Contributions attributable to such excess deferral shall be forfeited and applied like other forfeitures.

3.3.5 In the event a Participant is also a participant in one or more of the following types of arrangements sponsored by another employer:

(a) another qualified cash or deferred arrangement (as defined in Code § 401(i)),

(b) a simplified employee pension (as defined in Code § 408(k)),

(c) a salary reduction arrangement (as defined in Code § 3121(a)(5)(D)), or

(d) a 403(b) annuity contract or custodial account, and the elective deferrals (as defined in Code § 402(g)(3)) made under such other arrangement(s) and his or her salary or wage deferrals made under this Plan cumulatively exceed the $10,000 limitation (as adjusted) for such Participant’s taxable year, the Participant may, not later than March 1st following the close of such Participant’s taxable year, notify the Administrator in writing of such excess and request that his or her salary or wage deferrals made under this Plan be reduced by an amount specified by the Participant. Such amount, and any income or loss allocable to such amount, shall then be distributed at the same time and in the same manner as provided in paragraph (b) above.

If the Administrator determines during the course of the Participant’s taxable year that an excess deferral has been made on behalf of a Participant during such taxable year, the Administrator may direct the Trustee to make a corrective distribution of such excess deferral before the end of the taxable year. Such a corrective distribution is permissible only if (i) the Participant notifies the Administrator of the excess deferral (or, under the circumstances described in paragraph (b) above, the Participant is deemed to have made such notification), (ii) the corrective distribution is made after the date on which the Plan receives the excess deferral, and (iii) the distribution is designated as a distribution of an excess deferral. The income allocable to such excess amounts shall be computed in a manner consistent with Section 4.6. Any excess deferrals for the Participant’s taxable year that would otherwise be distributed to the Participant shall be reduced, in accordance with Treasury Regulations, by the amount of Excess Salary Deferral Contributions previously distributed to the Participant for the Plan Year beginning with or within such taxable year.

3.3.6 The Administrator reserves the right to reduce Salary Deferral Contributions on behalf of Highly Compensated Employees to the extent necessary to preserve the Plan’s qualified status under the Internal Revenue Code.

Section 3.4 Rollovers.

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3.4.1 With the consent of the Administrator, the Plan may accept a Rollover Contribution by an Eligible Employee, provided the Rollover Contribution will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer. Prior to accepting any Rollover Contributions to which this Section applies, the Administrator may require the Employee to establish (by providing opinion of counsel or otherwise) that amounts to be rolled over to this Plan meet the requirements of this Section. The amounts rolled over to this Plan meet the requirements of this Section. The amounts rolled over shall be held in the Participant’s Rollover Account. Such account shall be fully Vested at all times and shall not be subject to forfeiture for any reason.

For purposes of this Section, the term “qualified plan” shall mean any tax qualified plan under Code § 401(a), or, any other plans from which distributions are eligible to be rolled over into this Plan pursuant to the Code. The term “rollover” means: (i) amounts transferred to this Plan directly from another qualified plan; (ii) distributions received by an Employee from other “qualified plans” which are eligible for tax-free rollover to a “qualified plan” and which are transferred by the Employee to this Plan within sixty (60) days following receipt thereof; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another “qualified plan,” (B) were eligible for tax-free rollover to a “qualified plan” and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt there of; (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of receipt thereof from such conduit retirement account; and (v) any other amounts which are eligible to be rolled over to this Plan pursuant to the Code.

3.4.2 Amounts in a Participant’s Rollover Account shall be held pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Section 7.8. The Plan shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held under the terms of this Plan. Amounts held in the Participant’s Rollover Account shall be considered as part of a Participant’s benefit in determining whether an involuntary cash-out of benefits may be made without Participant consent.

3.4.3 Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any “Section 411(d)(6) protected benefit.”

Section 3.5 Participant’s Elections. Each Eligible Employee who wishes to participate in the Plan shall file a written election form with the Administrator specifying the portion of his Compensation to be contributed to the Plan as a Salary Deferral Contribution. The form shall

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also designate a beneficiary and specify any applicable investment choices. The election shall take effect as soon as administratively practicable, and the portion of Compensation contributed shall be deposited to the Participant’s “Salary Deferral Account.” Such election of the Participant shall remain in effect until a new election is filed with the Administrator.

Section 3.6 Automatic Enrollment of Participants. The automatic enrollment feature set forth in this Section is intended to be a Qualified Automatic Contribution Arrangement (“QACA”) as descried in § 902(a) of the Pension Protection Act of 2006 and Code § 401(k)(13).

Notwithstanding Section 3.5, any Employee who becomes an Eligible Employee on or after January 1, 2009 or any Eligible Employee that has not completed an enrollment form by such date shall be automatically enrolled as a Participant and shall automatically have an amount equal to 3% of his or her Compensation for each pay period deferred and deposited to his or her Salary Deferral Account.

Unless modified by the Participant pursuant to Section 3.7, each Participant’s Salary Deferral percentage shall be determined in accordance with the following:

(a) 3% of Compensation beginning on the Participant’s entry date and ending on the last day of the first Plan Year beginning after the Participant’s entry date.

(b) 4% of Compensation for the Plan Year immediately following the period set forth in (a);

(c) 5% of Compensation for the Plan Year immediately following the period set forth in (b);

(d) 6% of Compensation for the Plan Year immediately following the period set forth in (c) and all subsequent Plan Years.

The Participant’s Salary Deferral Account shall be invested in a fund selected by the Plan Administrator unless and until the Participant gives appropriate notice to the Plan Administrator to reallocate Investments under the Plan. The Plan Administrator may implement this automatic enrollment program through whatever procedure it deems appropriate, provided that such procedure applies on a non-discriminatory basis to all Participants.

Section 3.7 Changes in Salary Deferral Contributions. A Participant may elect to change his rate of Salary Deferral Contributions up to eight (8) times in any Plan Year. The change in election shall be submitted in writing to the Administrator, and shall take effect as soon as administratively practicable, but no sooner than the first day of any payroll period after the Participant submits his change in election.

Section 3.8 Matching Contributions. The Company shall have the authority to change the rate of Matching Contribution, or the amount of Salary Deferral contributions subject to the match, provided such new rate is communicated to Participants. The Employer shall cease making Matching Contributions for Plan Years beginning after December 31, 2008.

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Section 3.9 Safe Harbor Matching Contribution. Effective January 1, 2009:

3.9.1 For each pay period, the Employer will make a Safe Harbor Matching Contribution equal to the sum of (i) 100% of a Participant’s Salary Deferrals that do not exceed 1% of Compensation; plus (ii) 50% of such Participant’s Salary Deferrals that exceed 1% of Compensation but do not exceed 6% of Compensation.

3.9.2 Notwithstanding anything in the Plan to the contrary, the Plan will be treated as meeting the ADP test as set forth in Code § 401(k)(3)(A)(ii) in any Plan Year in which the Plan includes a QACA.

3.9.3 Notwithstanding anything in the Plan to the contrary, the Plan shall be treated as having satisfied the ACP test as set forth in Code § 401(m)(2) with respect to the Safe Harbor Matching Contribution as set forth in this Section 3.9 in any Plan Year in which the Plan includes a QACA.

3.9.4 Notwithstanding anything in the Plan to the contrary, in any Plan Year in which the Plan consists solely of: (i) Salary Deferrals under a QACA and (ii) Safe Harbor Matching Contributions which meet the requirements of Code § 401(m)(12), then such Plan will not be treated as a top heavy Plan and will be exempt from the top heavy requirements of Code § 416. Furthermore, if the Plan (but for the prior sentence) would be treated as a top heavy Plan because the Plan is a member of an aggregation group which is a top heavy group, then the contributions under the Plan may be taken into account in determining whether any other plan in the aggregation group meets the top heavy requirements of Code § 416.

Section 3.10 Fail-Safe Contributions. If the Plan fails to satisfy the ADP Test or ACP Test, the Employer may, in its discretion, make Fail-Safe Contributions on behalf of Participants who are Nonhighly Compensated Employees. Such Fail-Safe Contributions shall, for any Plan Year, be in an amount sufficient, when allocated among active Participants who are Nonhighly Compensated Employees, to bring the Plan into compliance with the ADP Test or ACP Test. Such additional Fail-Safe Contributions shall be allocated to the Salary Deferral Account of each such Participant in the same proportion that each such Participant’s Compensation for the year bears to the total Compensation of all such Participants. In the alternative, such contributions may be distributed to accounts of Participants who are Nonhighly Compensated Employees in any nondiscriminatory manner. Participant whose participation in the Plan for the Plan Year in question is limited to maintenance of a Rollover Account need not be included in the allocation of Fail-Safe Contributions. Fail-Safe Contributions shall be vested at all times. Fail-Safe Contributions shall also be subject to the same distribution restrictions that Salary Deferral Contributions are subject to, as described in Code § 401(k)(2)(B). Fail-Safe Contributions, however, and income attributable to such contributions, may not be distributed on account of financial hardship.

Fail-Safe Contributions may be used to pass the ADP Test or ACP Test only if they satisfy the requirements of Treasury Regulation § 1.401(k)-1(b)(3).

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Section 3.11 Makeup Contributions. To the extent required by the Uniformed Services Employment and Reemployment Rights Act of 1994 and otherwise permitted by applicable law, an employee who has been absent from work by reason of military duty may make up missed Salary Deferral Contributions and shall be entitled to have related Matching Contributions credited to his Account.

Section 3.12 Overall Limits on Contributions. Except to the extent permitted through the addition of an amendment that provides for catch-up contributions under EGTRRA § 631 and Code § 414(v), if applicable, the Annual Addition that may be contributed or allocated to a Participant’s account under the plan for any limitation year shall not exceed the lesser of:

(a) $40,000, as adjusted for increases in the cost-of-living under Code § 415(d), or

(b) 100 percent of the Participant’s compensation, within the meaning of Code § 415(c)(3), for the limitation year. The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code §§ 401(h) or 419A(f)(2)), which is otherwise treated as an annual addition.

For purposes of this Section 3.12 only, “compensation” shall mean the Participant’s W-2 compensation subject to income tax, i.e., such Participant’s wages as defined in Code § 3401(a) and all other payments of compensation by the Employer for the Plan Year for which the Employer is required to furnish the Participant a written statement under Code §§ 6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules under Code § 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed. Effective as of January 1, 1998, compensation for purposes of Code § 415 testing shall include amounts excludable from the Employee’s gross income under Code §§ 125, 132(f)(4), 402(a)(8), 402(h), or 403(b), and contributed by the Employer, at the Employee’s election, to a Code § 401(k) arrangement, a simplified employee pension plan, cafeteria plan, or tax-sheltered annuity.

If as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant’s Compensation, or other facts and circumstances to which Treasury Regulation § 1.415-6(b)(6) shall be applicable, the Annual Additions under this Plan would cause the maximum Annual Additions to be exceeded for any Participant, the Administrator shall: (i) return any Salary Deferral Contributions credited for the Plan Year (unadjusted for earnings or losses) to the extent the return would reduce the excess amount allocated to the Participant, (ii) hold any excess amount remaining after the return of salary or wage deferrals in a “Section 415 suspense account,” (iii) allocate and reallocate the “Section 415 suspense account” funds in the next Plan Year (and succeeding Plan Years if necessary) to all Participants in the Plan before any Employer contributions which would contribute Annual Additions are made to the Plan for such Plan Year, and (iv) reduce Matching Contributions to the Plan for such Plan Year by the amount of the “Section 415 suspense account” allocated and reallocated during such Plan Year. The Plan may not distribute excess amounts to Participants except as provided for above. Matching Contributions attributable to returned Salary Deferral Contributions shall be placed in the

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“Section 415 suspense account.” The sum of suspended Matching Contributions and returned Salary Deferral Contributions shall not exceed the amount necessary to reduce the Participant’s Annual Additions to an acceptable level. The “Section 415 suspense account” shall not share in any earnings or losses of the Trust Fund.

Section 3.13 Permitted Employer Refunds. Employer contributions hereunder are made with the understanding that this Plan will qualify under Code § 401, and that such contributions will be deductible under Code § 404. Any contribution that is disallowed as a deduction shall be refunded to the Employer within one year of such disallowance:

(a) If approval of the Plan as originally adopted is denied, Employer contributions affected by such denial shall be returned to the Employer within one year after the denial occurs.

(b) Any contribution made by the Employer due to a mistake of fact shall be refunded to the Employer within one year of such contribution.

(c) Refunds of contributions due to a disallowance, denial, or mistake of fact shall be governed by the following requirements:

(i) earnings attributable to the amount being refunded shall remain in the Plan, but losses thereto must reduce the amount to be refunded.

(ii) in no event may a refund be made that would cause the Account Balance of any Participant to be reduced to less than what the Participant’s Account Balance would have been had the mistaken amount not been contributed.

Section 3.14 Final Section 415 Regulations. The provisions of Sections 3.13 through 3.20 shall apply beginning on and after January 1, 2008.

Section 3.15 415 Compensation paid after severance from employment. 415 Compensation shall be adjusted or not adjusted for the following types of compensation paid after a Participant’s severance from employment with the Employer maintaining the Plan (or any other entity that is treated as the Employer pursuant to Code § 414(b), (c), (m) or (o)). However, amounts described in subsection (a) below may only be included in 415 Compensation to the extent such amounts are paid by the later of 2  1/2 months after severance from employment or by the end of the limitation year that includes the date of such severance from employment. Payments described in subsections (b) through (d) below and any other payment of compensation paid after severance of employment that is not described in subsection (a) below is not considered 415 Compensation within the meaning of Code § 415(c)(3), even if payment is made within the time period specified above.

(a) Regular pay. 415 Compensation shall include regular pay after severance of employment if:

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(i) The payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(ii) The payment would have been paid to the Participant prior to a severance from employment if the participant had continued in employment with the Employer.

(b) Leave cashouts and deferred compensation. Leave cashouts shall not be included in 415 Compensation. Leave cashouts are payments for unused accrued bona fide sick, vacation, or other leave. Deferred compensation shall not be included in 415 Compensation.

(c) Salary continuation payments for military service participants. 415 Compensation does not include payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code § 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(d) Salary continuation payments for disabled Participants. 415 Compensation does not include compensation paid to a Participant who is permanently and totally disabled (as defined in Code § 22(e)(3)).

Section 3.16 Administrative delay (“the first few weeks”) rule. 415 Compensation for a limitation year shall not include amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates.

Section 3.17 Inclusion of certain nonqualified deferred compensation amounts. If the Plan’s definition of Compensation for purposes of Code § 415 is the definition in Regulation § 1.415(c)-2(b) and the simplified compensation definition of Regulation § 1.415(c)-2(d)(2) is not used, then 415 Compensation shall include amounts that are includible in the gross income of a Participant under the rules of Code § 409A or Code § 457(f)(1)(A) or because the amounts are constructively received by the Participant.

Section 3.18 Definition of annual additions. The Plan’s definition of “annual additions” is modified as follows:

(a) Restorative payments. Annual additions for purposes of Code § 415 shall not include restorative payments. A restorative payment is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the plan’s losses due to an action (or a failure to act) that creates a

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reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered annual additions.

(b) Other Amounts. Annual additions for purposes of Code § 415 shall not include: (i) the direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (ii) rollover contributions (as described in Code §§ 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)); (iii) repayments of loans made to a Participant from the Plan; and (iv) repayments of amounts described in Code § 411(a)(7)(B) (in accordance with Code § 411(a)(7)(C)) and Code § 411(a)(3)(D)), as well as Employer restorations of benefits that are required pursuant to such repayments.

Section 3.19 Change of limitation year. The limitation year may only be changed by a Plan amendment. Furthermore, if the Plan is terminated effective as of a date other than the last day of the Plan’s limitation year, then the Plan is treated as if the Plan had been amended to change its limitation year.

Section 3.20 Excess Annual Additions. Notwithstanding any provision of the Plan to the contrary, if the annual additions (within the meaning of Code § 415) are exceeded for any Participant, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2006-27 or any superseding guidance, including, but not limited to, the preamble of the final §415 regulations.

Section 3.21 Aggregation and Disaggregation of Plans.

(a) For purposes of applying the limitations of Code § 415, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a “predecessor employer”) under which the Participant receives annual additions are treated as one defined contribution plan. The “Employer” means the Employer that adopts this Plan and all members of a controlled group or an affiliated service group that includes the Employer (within the meaning of Code §§ 414(b), (c), (m) or (o)), except that for purposes of this Section, the determination shall be made by applying Code § 415(h), and shall take into account tax-exempt organizations under Regulation Section 1.414(c)-5, as modified by Regulation Section 1.415(a)-1(f)(1). For purposes of this Section:

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(i) A former Employer is a “predecessor employer” with respect to a Participant in a plan maintained by an Employer if the Employer maintains a plan under which the Participant had accrued a benefit while performing services for the former Employer, but only if that benefit is provided under the plan maintained by the Employer. For this purpose, the formerly affiliated plan rules in Regulation Section 1.415(f)-1(b)(2) apply as if the Employer and predecessor Employer constituted a single employer under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship.

(ii) With respect to an Employer of a Participant, a former entity that antedates the Employer is a “predecessor employer” with respect to the Participant if, under the facts and circumstances, the employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(b) Break-up of an affiliate employer or an affiliated service group. For purposes of aggregating plans for Code § 415, a “formerly affiliated plan” of an employer is taken into account for purposes of applying the Code § 415 limitations to the employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.” For purposes of this paragraph, a “formerly affiliated plan” of an employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)). For purposes of this paragraph, a “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Regulation Section 1.415(a)- 1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(c) Midyear Aggregation. Two or more defined contribution plans that are not required to be aggregated pursuant to Code § 415(f) and the Regulations thereunder as of the first day of a limitation year do not fail to satisfy the requirements of Code § 415 with respect to a Participant for the limitation

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year merely because they are aggregated later in that limitation year, provided that no annual additions are credited to the participant’s account after the date on which the plans are required to be aggregated.

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ARTICLE 4

ADP AND ACP NONDISCRIMINATION TESTS

Section 4.1 Satisfaction of ADP and ACP Tests. Contributions under the Plan will satisfy the ADP and ACP Tests described in this Article, and the Employer will maintain such records as are necessary to demonstrate compliance with such tests, including records of the extent to which Fail-Safe Contributions are taken into account in calculating percentages.

Section 4.2 Actual Deferral Percentage. The “Actual Deferral Percentage” for a specified group of Eligible Employees for a Plan Year shall be the average of the deferral ratios calculated for Eligible Employees in such group by dividing (a), below, by (b) below, where:

(a) equals the amount of Salary Deferral Contributions—and Fail-Safe Contributions treated like Salary Deferral Contributions, if any—actually paid under the Plan on behalf of the Eligible Employee for such Plan Year, and

(b) equals the Eligible Employee’s Testing Compensation for such Plan Year.

Section 4.3 ADP Test. The Actual Deferral Percentage for Highly Compensated Eligible Employees for any Plan Year shall not exceed, in such Plan Year, the greater of (a) or (b) as follows:

(a) The Actual Deferral Percentage for Nonhighly Compensated Eligible Employees multiplied by 1.25 (or the applicable limit in effect at any time in the future), or

(b) The Actual Deferral Percentage for Nonhighly Compensated Eligible Employees multiplied by 2 (or the applicable limit in effect at any time in the future); provided however, the Actual Deferral Percentage for Highly Compensated Eligible Employees may not exceed the Actual Deferral Percentage for Nonhighly Compensated Eligible Employees by more than 2 percentage points (or the applicable limit in effect at any time in the future).

Section 4.4 Actual Contribution Percentage. The “Actual Contribution Percentage” for a specified group of Eligible Employees for a Plan Year shall be the average of the contribution ratios calculated for Eligible Employees in such group by dividing (a), below, by (b), below, where:

(a) equals the amount of Matching Contributions — and Fail-Safe Contributions treated like Matching Contributions, if any — actually paid under the Plan on behalf of the Eligible Employee for such Plan Year, and

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(b) equals the Eligible Employee’s Testing Compensation for such Plan Year.

Section 4.5 ACP Test. The Actual Contribution Percentage for Highly Compensated Eligible Employees for any Plan Year shall not exceed, in such Plan Year, the greater of (a) or (b) as follows:

(a) the Actual Contribution Percentage for Nonhighly Compensated Eligible Employees multiplied by 1.25 (or the applicable limit in effect at any time in the future), or

(b) the Actual Contribution Percentage for Nonhighly Compensated Eligible Employees multiplied by 2 (or the applicable limit in effect at any time in the future); provided, however, the Actual Contribution Percentage for Highly Compensated Eligible Employees may not exceed the Actual Contribution Percentage for Nonhighly Compensated Eligible Employee by more than 2 percentage points (or the applicable limit in effect at any time in the future).

Section 4.6 Compliance Measures. If the ADP or ACP tests are not satisfied, or if there is a possibility such tests will not be satisfied, the Employer may, in its discretion, take any one or more of the following actions: (a) reduce Salary Deferral Contributions on behalf of one or more Highly Compensated Employees, (b) make Fail-Safe Contributions in accordance with Section 3.10, or (c) distribute Excess Salary Deferral Contributions and Excess Matching Contributions as defined in Section 1.34 and Section 1.35. If the Employer distributes Excess Salary Deferral Contributions or Excess Matching Contributions, it shall also distribute income allocable to such Contributions, both for the Plan Year and for the period between the end of the Plan Year and the time of distribution. The amount of such income shall be determined in accordance with Treasury Regulations. Moreover, if the Employer relies on the distribution of Excess Salary Deferral Contributions or Excess Matching Contributions to satisfy the ADP or ACP Tests, such contributions and income allocable thereto must be distributed by the close of the Plan Year following the Plan Year in which such excess contributions were made. Moreover, the Employer will be liable for a 10% excise tax on the amount of such excess contributions unless the contributions are distributed within 2 1/2 months of the close of the Plan Year in which such contributions were made.

4.6.1 Distribution of Income attributable to Excess Salary Deferral Contributions. Distributions of Excess Salary Deferral Contributions must be adjusted for income (gain or loss). The Administrator has the discretion to determine and allocate income using any of the methods set forth below:

(a) Reasonable method of allocating income. The Administrator may use any reasonable method for computing the income allocable to Excess Salary Deferral Contributions, provided that the method does not violate Code § 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s accounts. A Plan will not fail to use a

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reasonable method for computing the income allocable to Excess Salary Deferral Contributions merely because the income allocable to Excess Salary Deferral Contributions is determined on a date that is no more than seven (7) days before the distribution.

(b) Alternative method of allocating income. The Administrator may allocate income to Excess Salary Deferral Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the salary or wage deferral contributions and other amounts taken into account under the ADP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the Excess Salary Deferral Contributions for the Participant for the Plan Year, and the denominator of which is the sum of the:

(i) Account balance attributable to salary or wage deferral contributions and other amounts taken into account under the ADP test as of the beginning of the Plan Year, and

(ii) Any additional amount of such contributions made for the Plan Year.

(c) Safe harbor method of allocating gap period income. The Administrator may use the safe harbor method in this paragraph to determine income on Excess Contributions for the gap period. Under this safe harbor method, income on Excess Contributions for the gap period is equal to ten percent (10%) of the income allocable to Excess Contributions for the Plan Year that would be determined under paragraph (b) above, multiplied by the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

(d) Alternative method for allocating Plan Year and gap period income. The Administrator may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (b) above to this aggregate period. This is accomplished by (1) substituting the income for the Plan Year and the gap period, for the income and for the Plan Year, and (2) substituting the amounts taken into account under the ADP test for the Plan Year and the gap period, for the amounts taken into account under the ADP test for the Plan Year in determining the fraction that is multiplied by that income.

4.6.2 Corrective contributions. If a failed ADP test is to be corrected by making an Employer contribution, then the provisions of the Plan for the corrective contributions shall be applied limiting the contribution made on behalf of any NHCE pursuant to such

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provisions to an amount that does not exceed the targeted contribution limits of ARTICLE 4.

4.6.3 Distribution of Income attributable to Excess Aggregate Contributions. Distributions of Excess Aggregate Contributions must be adjusted for income (gain or loss). For the purpose of this Section 4.6.3, “income” shall be determined and allocated in accordance with the provisions of Section 4.6.1, except that such Section shall be applied by substituting “Excess Salary Deferral Contributions” with “Excess Aggregate Contributions” and by substituting amounts taken into account under the ACP test for amounts taken into account under the ADP test.

4.6.4 Corrective contributions. If a failed ACP test is to be corrected by making an Employer contribution, then the provisions of the Plan for the corrective contributions shall be applied by limiting the contribution made on behalf of any NHCE pursuant to such provisions to an amount that does not exceed the targeted contribution limits of Section 4.7 of this Plan.

Section 4.7 Additional Limitations. Section 4.7 is effective January 1, 2006.

4.7.1 Targeted matching contribution limit. A matching contribution with respect to a Salary Deferral Contribution for a Plan Year is not taken into account under the Actual Contribution Percentage (ACP) test for an NHCE to the extent it exceeds the greatest of:

(a) five percent (5%) of the NHCE’s Code § 414(s) compensation for the Plan Year;

(b) the NHCE’s Salary Deferral Contributions for the Plan Year; and

(c) the product of two (2) times the Plan’s “representative matching rate” and the NHCE’s Salary Deferral Contributions for the Plan Year.

For purposes of this Section, the Plan’s “representative matching rate” is the lowest “matching rate” for any eligible NHCE among a group of NHCEs that consists of half of all eligible NHCEs in the Plan for the Plan Year who make Salary Deferral Contributions for the Plan Year (or, if greater, the lowest “matching rate” for all eligible NHCEs in the Plan who are employed by the Employer on the last day of the Plan Year and who make Salary Deferral Contributions for the Plan Year).

For purposes of this Section, the “matching rate” for an Employee generally is the matching contributions made for such Employee divided by the Employee’s Salary Deferral Contributions for the Plan Year. If the matching rate is not the same for all levels of Salary Deferral Contributions for an Employee, then the Employee’s “matching rate” is determined assuming that an Employee’s Salary Deferral Contributions are equal to six percent (6%) of Code § 414(s)

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compensation.

If the Plan provides a match with respect to the sum of the Employee’s after-tax Employee contributions and Salary Deferral Contributions, then for purposes of this Section, that sum is substituted for the amount of the Employee’s Salary Deferral Contributions in subsections (b) and (c) above and in determining the “matching rate,” and Employees who make either after-tax Employee contributions or Salary Deferral Contributions are taken into account in determining the Plan’s “representative matching rate.” Similarly, if the Plan provides a match with respect to the Employee’s after-tax Employee contributions, but not Salary Deferral Contributions, then for purposes of this subsection, the Employee’s after-tax Employee contributions are substituted for the amount of the Employee’s Salary Deferral Contributions in subsections (ii) and (iii) above and in determining the “matching rate,” and Employees who make after-tax Employee contributions are taken into account in determining the Plan’s “representative matching rate.”

4.7.2 Targeted QNEC limit. Qualified Nonelective Contributions (as defined in Regulation § 1.401(k)-6) cannot be taken into account under the Actual Contribution Percentage (ACP) test for a Plan Year for an NHCE to the extent such contributions exceed the product of that NHCE’s Code § 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” Any Qualified Nonelective Contribution taken into account under an Actual Deferral Percentage (ADP) test under Regulation § 1.401(k)-2(a)(6) (including the determination of the “representative contribution rate” for purposes of Regulation § 1.401(k)-2(a)(6)(iv)(B)) is not permitted to be taken into account for purposes of this Section (including the determination of the “representative contribution rate” for purposes of subsection (a) below). For purposes of this Section:

(a) The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(b) The “applicable contribution rate” for an eligible NHCE is the sum of the matching contributions (as defined in Regulation § 1.401(m)-1(a)(2)) taken into account in determining the ACR for the eligible NHCE for the Plan Year and the Qualified Nonelective Contributions made for that NHCE for the Plan Year, divided by that NHCE’s Code § 414(s) compensation for the Plan Year.

Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into

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account for a Plan Year for an NHCE to the extent such contributions do not exceed 10 percent (10%) of that NHCE’s Code § 414(s) compensation.

4.7.3 ACR of HCE if multiple plans. The Actual Contribution Ratio (ACR) for any Participant who is a Highly Compensated Employee (HCE) and who is eligible to have matching contributions or after-tax Employee contributions allocated to his or her account under two (2) or more plans described in Code § 401(a), or arrangements described in Code § 401(k) that are maintained by the same Employer, shall be determined as if the total of such contributions was made under each plan and arrangement. If an HCE participates in two (2) or more such plans or arrangements that have different plan years, then all matching contributions and after-tax Employee contributions made during the Plan Year being tested under all such plans and arrangements shall be aggregated, without regard to the plan years of the other plans. For plan years beginning before the effective date of this Amendment, all such plans and arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code § 401(m).

4.7.4 Plans using different testing methods for the ACP and ADP test. Except as otherwise provided in this Section, the Plan may use the current year testing method or prior year testing method for the ACP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ADP test for that Plan Year. However, if different testing methods are used, then the Plan cannot use:

(a) The recharacterization method of Regulation § 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(b) The rules of Regulation § 1.401(m)-2(a)(6)(ii) to take Salary Deferral Contributions into account under the ACP test (rather than the ADP test); or

(c) The rules of Regulation § 1.401(k)-2(a)(6) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).

4.7.5 Targeted Contribution Limit. If the Plan provides for Qualified Nonelective Contributions (as defined in Regulation § 1.401(k)-(6), such contributions cannot be taken into account in determining the Actual Deferral Ratio (ADR) for a Plan Year for a Non-Highly Compensated Employee (NHCE) to the extent such contributions exceed the product of that NHCE’s Code § 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” Any Qualified Nonelective Contribution taken into account under an Actual Contribution Percentage (ACP) test under Regulation § 1.401(m)-2(a)(6) (including the determination of the “representative contribution rate” under this Section). For purposes of this Section:

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(a) The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(b) The “applicable contribution rate” for an eligible NHCE is the sum of the Qualified Matching Contributions (as defined in Regulation § 1.401(k)-6) taken into account in determining the ADR for the eligible NHCE for the Plan Year and the Qualified Nonelective Contributions made for the eligible NHCE for the Plan Year, divided by the eligible NHCE’s Code § 414(s) compensation for the same period.

Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for an NHCE to the extent such contributions do not exceed 10 percent (10%) of that NHCE’s Code § 414(s) compensation.

Qualified Matching Contributions may only be used to calculate an ADR to the extent that such Qualified Matching Contributions are matching contributions that are not precluded from being taken into account under the ACP test for the Plan Year under the rules of Regulation § 1.401(m)-2(a)(5)(ii) as set forth in Section 4.5.

4.7.6 Limitation on QNECs and QMACs. If provided for in the Plan, Qualified Nonelective Contributions and Qualified Matching Contributions cannot be taken into account to determine an ADR to the extent such contributions are taken into account for purposes of satisfying any other ADP test, any ACP test, or the requirements of Regulation §§ 1.401(k)-3, 1.401(m)-3, or 1.401(k)-4. Thus, for example, matching contributions that are made pursuant to Regulation § 1.401(k)-3(c), Qualified Nonelective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

4.7.7 ADR of HCE if multiple plans. The Actual Deferral Ratio (ADR) of any Participant who is a Highly Compensated Employee (HCE) for the Plan Year and who is eligible to have Salary Deferral Contributions (as defined in Regulation § 1.401(k)-6) (and Qualified Nonelective Contributions and/or Qualified Matching Contributions, if treated as Salary Deferral Contributions for purposes of the ADP test) allocated to such Participant’s accounts under two (2) or more cash or deferred arrangements described in Code § 401(k), that are maintained by the same Employer, shall be determined as if such Salary Deferral Contributions (and, if applicable, such Qualified Nonelective Contributions and/or Qualified Matching Contributions) were made under a single arrangement. If an HCE participates in two or more cash or deferred arrangements of the

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Employer that have different Plan Years, then all Salary Deferral Contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans. However, for Plan Years beginning before the effective date of this Amendment, if the plans have different Plan Years, then all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single cash or deferred arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code § 401(k).

4.7.8 Plans using different testing methods for the ADP and ACP test. Except as otherwise provided in this Section, the Plan may use the current year testing method or prior year testing method for the ADP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ACP test for that Plan Year. However, if different testing methods are used, then the Plan cannot use:

(a) The recharacterization method of Regulation § 1.401(m)-2(a)(6)(ii) to correct excess contributions for a Plan Year;

(b) The rules of Regulation § 1.401(m)-2(a)(6)(ii) to take Salary Deferral Contributions into account under the ACP test (rather than the ADP test); or

(c) The rules of Regulation § 1.401(k)-2(a)(6)(v) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).

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ARTICLE 5

VESTING

Section 5.1 Determination of Vesting

5.1.1 A Participant shall at all times have a vested percentage of 100% in the Account Balance of his Participant Contributions Account. A Participant shall at all times be fully vested and have a nonforfeitable interest in the balance of his Salary Deferral and Rollover Accounts, including amounts contributed to his Salary Deferral Account as Fail-Safe Contributions. Salary Deferral Contributions are always fully vested and nonforfeitable. The Plan shall disregard Salary Deferral Contributions in applying the vesting provisions of the Plan to other contributions or benefits under Code § 411(a)(2). However, the Plan shall otherwise take a participant’s Salary Deferral Contributions into account in determining the Participant’s vested benefits under the Plan. Thus, for example, the Plan shall take Salary Deferral Contributions into account in determining whether a Participant has a nonforfeitable right to contributions under the Plan for purposes of forfeitures, and for applying provisions permitting the repayment of distributions to have forfeited amounts restored, and the provisions of Code §§ 410(a)(5)(D)(iii) and 411(a)(6)(D)(iii) permitting a plan to disregard certain service completed prior to breaks-in-service (sometimes referred to as “the rule of parity”).

5.1.2 A Participant whose Employment terminates either because of his death or Disability or upon or after attaining Early Retirement Age or Normal Retirement Age shall have a vested percentage of 100% in the Account Balance of his Matching Contributions and Employer Contributions Accounts.

5.1.3 The vested percentage of a Participant in the Account Balance of his Matching Contributions Account and Employer Contributions Account shall be determined in accordance with the following schedule:

Completed Years of Vesting Service	Vested Percentage

less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 but less than 6	80%
6 or more	100%

5.1.4 The vested percentage of a Participant’s Account Balance in his Safe Harbor Matching Contributions Account shall be determined in accordance with the following schedule:

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2-Year Cliff Vesting Schedule

less than 2 Years of completed Vesting Service	0%
2 or more Years of completed Vesting Service	100%

Section 5.2 Rules for Crediting Vesting Service

5.2.1 Subject to Sections 5.2.2 through 5.2.5 below, a Participant’s Vesting Service shall mean the sum of a Participant’s Years of Service under the Plan.

5.2.2 If an Employee is on an authorized unpaid leave of absence granted by his Employer in accordance with standard personnel policies of such Employer applied in a non-discriminatory manner to all Employees similarly situated, his period of absence shall not be considered a Break in Service and shall be counted as Vesting Service upon his return to active Employment.

5.2.3 If an Employee is on an authorized military leave while his reemployment rights are protected by law and provided that he directly entered military service from his Employer’s service and shall not have voluntarily reenlisted after the date of first entering active military service, his period of absence shall not be considered a Break in Service and shall be counted as Vesting Service upon his return to active Employment.

5.2.4 An Employee who terminates Employment with no vested percentage in the Account Balance of his Matching Contributions and Employer Contributions Accounts shall, if he returns to Employment, have no credit for Vesting Service prior to such termination of Employment if the total of his consecutive One Year Breaks in Service immediately preceding his reemployment exceeds the greater of 5 years or his aggregate years of Vesting Service prior to such termination (whether or not consecutive, but excluding Vesting Service previously disregarded under this rule). A Participant who had a Partially Vested Separation and returns to Employment will retain credit for his prior years of Vesting Service.

5.2.5 Vesting Service of an Employee reemployed following five or more One Year Breaks in Service (or one or more One Year Breaks in Service for years prior to January 1, 1985) shall not be counted for the purpose of computing his vested percentage in his Matching Contributions and Employer Contributions Accounts derived from contributions accrued prior to his termination of Employment. Separate records shall be maintained reflecting the Participant’s vested percentage in such Account attributable to service prior to terminating Employment and reflecting the Participant’s vested percentage in that Account attributable to service after reemployment.

Section 5.3 Account Forfeitures

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5.3.1 Upon the Non-Vested Separation or Partially Vested Separation of a Participant, the non-vested portion of his Matching or Employer Contributions Account will be treated as a forfeiture as of the earlier of: (i) the date on which the Participant completes five One Year Breaks in Service; or (ii), the distribution of the Participant’s vested Account Balance. Such forfeitures shall be applied toward the reduction of the Matching Contributions. In the case of a Non-Vested Separation, the Participant shall be deemed to have received a distribution of his vested Account Balance (that is, distribution of an amount equal to zero) as of the date of his termination of Employment.

5.3.2 Amounts forfeited pursuant to Section 5.3.1 (unadjusted by any subsequent gains or losses) shall be restored if the Participant returns to the service of the Employer and repays the full amount of the distribution before the earlier of (i) five years after the Participant’s Employment recommencement date, or (ii), the close of the first period of five consecutive one-year Breaks in Service after the distribution. A Participant who returns to Employment following a Non-Vested Separation shall be deemed as of his Employment recommencement date to have repaid the full amount of his distribution. The restored amount shall be derived from amounts forfeited and, if such forfeitures are not sufficient, from a contribution by the Employer, as appropriate, made as of that date.

5.3.3 With respect to any forfeiture of the non-vested interest in a Participant’s sub-account that contains the Safe Harbor Matching Contribution of Section 3.9, the Administrator may elect to use all or any portion of the forfeitures to pay administrative expenses incurred by the Plan. Forfeitures that are not used to pay administrative expenses will be used first to restore previous forfeitures of Participants’ accounts as necessary and permitted pursuant to the provisions of the Plan. Forfeitures that are not used to pay administrative expenses and are not used to satisfy the provisions of the previous sentence will then be allocated/used to reduce the Safe Harbor Matching Contribution in Section 3.9.

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ARTICLE 6

INVESTMENT OF CONTRIBUTIONS; MANAGEMENT OF ACCOUNTS

Section 6.1 Initial Investment Election.

Prior to the date an Eligible Employee is first eligible to become a Participant under Section 2.1, the Administrator will inform him of the Investments available under the Plan for investment of Accounts and will make available to him information for each Investment. Subject to Section 3.6, at least ten days prior to the date an Eligible Employee becomes a Participant hereunder, he must make an initial investment election which will apply to the investment of his Salary Deferral Contributions and Matching Contributions made with respect to him. Investment elections shall be made in whole percentages. The election of Investments is the sole responsibility of each Participant, and no Employer or representative of the Employer including the Administrator is authorized to make any recommendation to the Participant with respect thereto.

Contributions to be invested in Investment Company Shares will be so invested and credited to the Account of a Participant as soon as is practicable following the deposit of such contributions in the Trust Fund. Contributions to be invested in Company Stock will be invested in the Company Stock Account and credited to the Account of a Participant as soon as is practicable following the deposit of such contributions in the Trust Fund.

Section 6.2 Change in Investment Election for Contributions.

Pursuant to a nondiscriminatory policy established by the Administrator and communicated to Participants, a Participant may elect to change his investment election with respect to the investment of Salary Deferral Contributions, Matching Contributions, Participant Contributions, and Employer Contributions. Such changes shall be made in whole percentages, and shall take effect as soon as is practicable following or as of the date on which such change is made.

Section 6.3 Transfer of Investment Accounts.

Pursuant to a nondiscriminatory policy established by the Administrator and communicated to Participants, a Participant may elect to transfer in any whole percentage the value of an investment in his Participant Contributions Account and Employer Contributions Account from one Investment to another Investment. Such transfers shall take effect as soon as practicable following or as of the date on which such election is made, and shall be based upon the value of units or shares of the applicable Investments of the Participant as of the date on which such units or shares are bought or sold in order to effectuate the investment transfer.

Section 6.4 Reinvestment.

6.4.1 All dividends and capital gains or other distributions received on the Investment Company Shares held for each Participant’s Account will (unless received in additional Investment Company Shares) be reinvested in full and fractional Shares of the

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same Investment Company at a price determined in accordance with the then current prospectus of the Investment Company.

6.4.2 All dividends, interest and other distributions received on assets of the Company Stock Account held for each Participant’s account will (unless received in additional Company Stock) be reinvested in full and fractional shares of the same investment in the Company Stock Account except to the extent needed to meet the liquidity need of the Company Stock Account.

Shares of Class A common stock of Waddell & Reed Financial, Inc. will be maintained in a separate account under the Plan designated the W&R Class A Financial Stock Account. Any cash dividends received on such shares held in such account will be retained as cash or cash equivalents in the applicable account to the extent needed to meet the liquidity needs of the account and, to the extent not so needed, invested in additional shares of common stock of Waddell & Reed Financial, Inc.

Section 6.5 Voting of Shares of Investments.

Subject to any requirements of applicable law, the Administrator will deliver to each Participant copies of any notices of shareholders’ meetings, proxies and proxy-soliciting materials, prospectuses and the annual and other reports to shareholders which have been received with respect to the Company Shares and Shares of Class A common stock of Waddell & Reed, Inc. held by the Trustee for the account of the Participant.

Each Participant may direct the Administrator to direct the Trustee to vote the Company Shares or shares of Class A common stock of Waddell & Reed Financial, Inc. held by the Trustee under the Plan for his Account with respect to matters to be voted upon by the shareholders of such Investment. The Participant’s directions must be in writing, on a form approved by the Administrator, and delivered to the Administrator within the time prescribed by it. With respect to shares of Investments for which the Administrator receives no written directions from the Participants, the Administrator will direct the Trustee to vote such shares in the same proportion as the shares instructed by the Participants.

Section 6.6 Valuation of Accounts

A Participant’s Accounts shall be revalued at fair market value on the last business day of each Plan Year and at such other times as the Administrator determines. On such date, the Administrator will determine the current value of the Investments held for each Participant’s Employer Contributions Account and Participant Contributions Account and report the same in writing to the Participant.

All allocations to a Participant’s Account shall be made in shares or units of one or more Investments, and all cash receipts allocable to the Account of a Participant, except to the extent needed to meet Plan liquidity needs, shall be used to purchase shares or units of an Investment in accordance with the Participant’s current investment election. The value of units or shares allocated to a Participant’s Account shall be determined by the fair market value of shares or

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units allocated to such Participant’s Account as of the date on which shares are purchased or sold to provide for distributions, withdrawals, or transfers between Investments. All withdrawals and distributions under the Plan shall be based upon the amount realized from the liquidation of units or shares credited to the Account of a Participant.

Section 6.7 Distributions or Withdrawals.

If the Administrator receives a request for withdrawal or distribution of an Investment out of Investment Company Shares, the withdrawal or distribution will be effected by redeeming the requested amount from the Investment Company as soon as is practicable following or as of the date of receipt of the request.

If the Administrator receives a request for withdrawal or distribution of an Investment out of the Company Stock Account, the withdrawal or distribution will be effected by redeeming the number of units the Participant has in the Company Stock Account for cash or, if a withdrawal or distribution in kind is requested, by distributing the required number of shares of Company Stock. Such withdrawal or distribution will be processed as soon as is practicable following or as of the date on which the Participant’s request is received, and shall be based upon the value of the units in the Company Stock Account as the date on which the request is processed.

If the Administrator receives a request for withdrawal or distribution of an Investment out of the W&R Class A Financial Stock Account, the withdrawal or distribution will be effected by redeeming the number of units the Participant has in the W&R Class A Financial Stock Account for cash or, if a withdrawal or distribution in kind is requested, by distributing the required number of shares of Class A common stock of Waddell & Reed Financial, Inc. (as the case may be). Such withdrawal or distribution will be processed as soon as is practicable following or as of the date on which the Participant’s request is received, and shall be based upon the value of the units in the W&R Class A Financial Stock Account as the date on which the request is processed.

Section 6.8 Insider Trading Restrictions.

If a Participant is an officer, director, or a ten percent (10%) shareholder of the Employer within the scope of § 16 of the Securities Exchange Act of 1934, any election by the Participant to purchase or sell units of the Torchmark Stock Fund shall not become effective unless and until appropriate advance notice is given to the Administrator and the Administrator has authorized the transaction.

Section 6.9 Tender of Torchmark Stock or W&R Class A or Class B Financial Stock.

6.9.1 The Trustee may not take any action in response to a tender offer except as otherwise provided in this Section 6.9. Each Participant may direct the Trustee to sell, offer to sell, exchange, or otherwise dispose of the Torchmark Stock or W&R Class A Financial Stock (such stock being hereinafter referred to for purposes of this Section 6.9 as “Company Stock”) allocated to such Participant’s Company Stock or W&R Class A Financial Stock Account (such account being referred to for the remainder of this Section 6.9 as “Company Stock Account”) in accordance with the provisions, conditions and terms of such tender offer and the provisions of this Section 6.9.

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6.9.2 The Trustee shall sell, offer to sell, exchange, or otherwise dispose of the Company Stock allocated to the Participant’s Company Stock accounts with respect to which it has received directions to do so under this Section 6.9 from Participants.

6.9.3 To the extent that Participants do not instruct the Trustee or do not issue valid directions to the Trustee to sell, offer to sell, exchange, or otherwise dispose of shares of Company Stock allocated to such Participants’ Company Stock accounts, such Participants shall be deemed to have directed that such shares remain invested in Company Stock.

Section 6.10 Divestment of Employer Securities.

6.10.1 Rule applicable to elective deferrals and employee contributions. If any portion of the account of a Participant (including, for purposes of Section 6.10, a beneficiary entitled to exercise the rights of a Participant) attributable to elective deferrals or employee contributions is invested in publicly-traded Employer securities, the Participant may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of Section 6.10.3.

6.10.2 Rule applicable to Employer contributions. If any portion of a Participant’s account attributable to nonelective or matching contributions is invested in publicly-traded Employer securities, then a Participant who has completed at least 3 years of vesting service, or a beneficiary of any deceased Participant entitled to exercise the right of a Participant, may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of Section 6.10.3.

(a) Three-year phase-in applicable to Employer contributions. For Employer securities acquired with nonelective or matching contributions during a Plan Year beginning before January 1, 2007, the rule described in this Section 6.10.2 only applies to the percentage of the Employer securities (applied separately for each class of securities) as follows:

Plan Year	Percentage

2007	33
2008	66
2009	100

(b) Exception to phase-in for certain age 55 Participants. The 3-year phase-in rule of Section 6.10.2(a) does not apply to a Participant who has attained age 55 and who has completed at least 3 years of service before January 1, 2006.

6.10.3 Investment options. For purposes of Section 6.10, other investment options must include not less than 3 investment options, other than Employer securities, to which the Participant may direct the proceeds of divestment of Employer securities

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required by Section 6.10, each of which options is diversified and has materially different risk and return characteristics. The Plan must provide reasonable divestment and reinvestment opportunities at least quarterly. Except as provided in regulations, the Plan may not impose restrictions or conditions on the investment of Employer securities which the Plan does not impose on the investment of other Plan assets, other than restrictions or conditions imposed by reason of the application of securities laws or a condition permitted under IRS Notice 2006-107 or other applicable guidance.

6.10.4 Treatment as publicly traded Employer securities. Except as provided in Treasury regulations or in Code §401(a)(35)(F)(ii) (relating to certain controlled groups), a plan holding Employer securities which are not publicly traded Employer securities is treated as holding publicly traded Employer securities if any Employer corporation, or any member of a controlled group of corporations which includes such Employer corporation (as defined in Code §401(a)(35)(F)(iii)) has issued a class of stock which is a publicly traded Employer security.

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ARTICLE 7

AMOUNT AND PAYMENT OF BENEFITS TO PARTICIPANTS

Section 7.1 Fully Vested Separation.

A Participant’s benefits upon his Fully Vested Separation shall be the Account Balance of his Accounts determined as of the date on which shares or units of Investments allocated to his Accounts are sold or liquidated in order to process the Participant’s distribution as of the date on which shares or units of Investments allocated to his Accounts are sold or liquidated in order to process the Participant’s distribution.

Section 7.2 Partially Vested Separation.

A Participant’s benefits upon his Partially Vested Separation shall be the sum of:

(a) the Account Balance of his Matching Contributions Account and Employer Contributions Account determined as of the date on which shares or units of Investments allocated to his Account are sold or liquidated in order to process the Participant’s distribution, multiplied by his vested percentage, determined pursuant to Section 5.1.3, plus

(b) the Account Balance of his Salary Deferrals Account, Rollover Account and Participant Contributions Account as of the same date specified in clause (a).

Section 7.3 Non-Vested Separation.

A Participant’s benefits upon his Non Vested Separation shall be the Account Balance of his Salary Deferrals Account, Participant Contributions Account, and Rollover Account determined as of the date on which shares or units of Investments allocated to such Account are sold or liquidated in order to process the Participant’s distribution.

Section 7.4 Benefit Commencement Date.

7.4.1 Payment of Benefits.

(a) Severance of Employment due to Retirement, Death, or Disability. A Participant who experiences a severance of employment due to retirement after attainment of Normal Retirement Age, Early Retirement Age or Disability shall be fully vested in his Account Balance and entitled to receive his Vested Account Balance in accordance with the provisions of the Plan. A Participant who dies while employed by the Employer shall be fully vested in his Account Balance and the Participant’s Beneficiary shall be entitled to receive the deceased Participant’s Vested Account Balance in accordance with the provisions of the Plan.

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(b) Severance of Employment for Reason Other than Retirement, Death, or Disability. A Participant who experiences a severance of employment for any reason other than retirement after the attainment of Normal Retirement Age, Early Retirement Age, Death or Disability shall receive his Vested Account Balance on or after his Normal Retirement Age in accordance with ARTICLE 8 below; provided, however, that such Participant may elect in writing to receive his Vested Account Balance as soon as is practicable following his or her termination of employment.

(c) Cashouts. Notwithstanding the foregoing, the Administrator shall direct the settlement of any Participant’s Account in a single sum payment if the Participant’s Vested Account Balance is $1,000 or less.

7.4.2 The following provisions shall apply to all amounts attributable to pre-January 1, 2007 contributions held in a Participant’s Participant Contributions and Employer Contributions Accounts. Except as provided in or by operation of this ARTICLE 7, a Participant’s Benefit Commencement Date shall be as soon as practicable after the first to occur of:

(a) the date the Participant properly requests such distribution to commence after the Participant’s severance of employment with the Employer and all Affiliates provided, however, any such request by a Participant shall not be valid unless the Participant is furnished with a written explanation of his right to defer the commencement of the benefit payment; or

(b) the date the Participant properly requests such distribution to commence following the incurrence of a Disability; or

(c) the 60th day after the close of the Plan Year in which the Participant attains Normal Retirement Age or, if later, when he terminates Employment with the Employer and all Affiliates, unless the Participant has requested to defer the distribution to a later date; or

(d) the April 1 following the calendar year in which the Participant attains age 70- 1/2; provided, however, that:

(i) In the case of a Participant who was born prior to July 1, 1917 and at no time during a Plan Year ending in or after the calendar year in which he attains age 66- 1/2 was a Five-percent Owner of the Employer within the meaning of Code § 416(i)(1), such date shall be the April 1 following the later of (i) the calendar year during which he attains age 70- 1/2, or (ii) the calendar year in which the Participant retires; and

(ii) In the case of a Participant who was born prior to July 1, 1917 and at any time during a Plan Year ending in or after the calendar year in which he attains age 66- 1/2, was a Five-percent Owner of the Employer within the meaning of Code § 416, such date shall be the April 1

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following the later of (i) the calendar year during which he attained age 70- 1/2, or (ii) the earlier of (1) the calendar year ending in the Plan Year during which he first became a Five-percent Owner, or (2) the calendar year in which the Participant retires; and

(iii) In the case of a Participant who is not a Five percent Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70  1/2, such date shall be April 1 following the later of (i) the calendar year during which the Participant attained age 70  1/2, or (ii), the calendar year in which the Participant retired.

7.4.3 If the value of a Participant’s Account exceeds $1,000 at the time of any distribution, the Participant (and, if applicable, his Spouse) must consent in a written election filed with the Administrator, to any distribution before the Participant’s attainment of Normal Retirement Age. Notwithstanding anything in this Article to the contrary, the Administrator may direct the Trustee to distribute to the Participant the distributable balance of the Participant’s Account as soon as practicable without such Participant’s written consent if, at the time of distribution, the value of the Participant’s Account does not exceed $1,000.

7.4.4 In no event shall the amount distributable in any year be less than the amount determined in accordance with the minimum distribution incidental benefit requirements of Treasury Regulation § 1.401(a)(9)-2.

Section 7.5 Participant Account Withdrawals. In accordance with such rules and procedures as the Administrator may prescribe, a Participant may withdraw his Participant Contributions, in the order set forth in paragraphs (a) and (b) below by giving written notice to the Administrator of intention to so withdraw on a form prescribed or approved by the Administrator. Each Participant may make no more than two (2) such withdrawals in any calendar year. All such withdrawals will be made in accordance with Section 8.1 and Section 8.2. Notwithstanding the foregoing, a Married Participant shall not withdraw any amount of Participant Contributions without obtaining the Spousal Consent of his Spouse within the 180-day period ending on the date the withdrawal is made.

(a) Withdrawal of Pre 1987 Participant Contributions. A Participant may withdraw from his Participant Contributions Account under this paragraph (a) an amount up to the total amount of his Participant Contributions made prior to January 1, 1987, less any previous withdrawals; provided, however, the amount of such withdrawal under this paragraph (a) cannot be less than $500 (or, if less, the amount of his pre 1987 Participant Contributions);

(b) Withdrawal of Post 1986 Participant Contributions. A Participant who is withdrawing the maximum amount permitted under (a) above may also withdraw from his Participant Contributions Account under this paragraph (b) an amount up to the total amount of his post 1986 Participant Contributions plus earnings less any previous withdrawals; provided, however, the amount of such

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withdrawal under this paragraph (b) cannot be less than $500 (or, if less, the amount of his post 1986 Participant Contributions and earnings).

Section 7.6 Employer Contributions Account Withdrawal. A Participant who (i) is 100% vested in his Employer Contributions Account and (ii) is withdrawing the entire balance of his Participant Contributions Account in accordance with Section 7.5 may, at the same time as the withdrawal under Section 7.5, withdraw an amount up to the total value of his Employer Contributions Account (but not less than $500 unless the value of his Employer Contributions Account is less than $500) by giving prior written notice to the Administrator of his intention to so withdraw on a form prescribed or approved by the Administrator. The right of a Participant withdrawing Employer Contributions under this Section 7.6 to make further Participant Contributions under the Plan will be suspended for a period of six months from the date of his last withdrawal. Notwithstanding the foregoing, a Married Participant shall not withdraw any amount of Employer Contributions without obtaining the written, notarized consent of his Spouse within the 180-day period ending on the date the withdrawal is made. Withdrawals shall be processed by reducing all of the Participant’s Investments in his Employer Contributions Account by the pro-rata amount needed to fund the withdrawal.

Section 7.7 Age 59  1/2 Distributions. At such time as a Participant shall have attained the age of 59  1/2 years, the Administrator, at the election of the Participant who has not severed employment with the Employer, shall direct the Trustee to distribute all or a portion of the vested amount then credited to the accounts maintained on behalf of the Participant. In the event that the Administrator makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with the other provisions of the Plan including, but not limited to, all notice and consent requirements of Code §§ 417 and 411(a)(11) and the Regulations thereunder.

Section 7.8 Withdrawals of Rollover Contributions. A Participant who has made a Rollover Contribution to the Plan, no more frequently than twice per Plan Year, may make in-service withdrawals of amounts credited to his Rollover Contributions Account.

Section 7.9 TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Plan, distributions may be made under a designation made before January 1, 1984, in accordance with § 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to § 242(b)(2) of TEFRA.

Section 7.10 Required Minimum Distributions. Notwithstanding any provision of this Article or Plan to the contrary, all distributions under the Plan will proceed at least as rapidly as the following:

7.10.1 Required Beginning Date. The Participant’s entire interest will be distributed or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

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7.10.2 Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a) If the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary, then, except as provided in paragraph (e) below, distributions to the Participant will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained 70  1/2, if later.

(b) If the Participant’s Surviving Spouse is not the Participant’s sole designated Beneficiary, then, except as provided in paragraph (e) below, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d) If the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this Section 7.10.2, other than Section 7.10.2(a), will apply as if the Surviving Spouse were the Participant.

For purposes of this Section 7.10.2 and Section 7.12, unless Section 7.10.2(d) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 7.10.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under Section 7.10.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under Section 7.10.2(a)), the date distributions are considered to begin is the date distributions actually commence.

(e) Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 7.10.2 and 7.12.2 of the Plan applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 7.10.2 of the Plan, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, the Surviving Spouse’s) death. If neither the Participant nor Beneficiary makes an

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election under this paragraph, distributions will be made in accordance with Sections 7.10.2 and 7.12.2 of the Plan and, if applicable the elections in Section 7.10 above.

7.10.3 Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Section 7.11 and Section 7.12 of the Plan. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code § 401(a)(9) and the Treasury Regulations.

Section 7.11 Required Minimum Distributions During Participant’s Lifetime.

7.11.1 Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a) The quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in § 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(b) If the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in § 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

7.11.2 Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 7.11 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

Section 7.12 Required Minimum Distributions After Participant’s Death.

7.12.1 Death On or After Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

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(i) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) If the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the Surviving Spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii) If the Participant’s Surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

7.12.2 Death Before Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary. Except as provided in Section 7.10.2(e) of the Plan, if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 7.12.1.

(b) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

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(c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 7.10.2(a), this Section 7.12.2 will apply as if the surviving spouse were the Participant.

Section 7.13 Definitions.

7.13.1 Designated Beneficiary. The individual who is designated as the Beneficiary under the Plan and is the designated Beneficiary under Code § 401(a)(9) and § 1.401(a)(9)-1, Q&A-4 of the Treasury Regulations.

7.13.2 Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately proceeding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 7.11. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

7.13.3 Life expectancy. Life expectancy as computed by use of the Single Life Table in § 1.401(a)(9)-9 of the Treasury Regulations.

7.13.4 Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

7.13.5 Required beginning date. The date specified in Section 7.4.2 of the Plan.

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ARTICLE 8

FORMS OF PAYMENT OF ACCOUNTS

Section 8.1 Methods of Distribution.

8.1.1 A Participant’s benefits shall be payable in the normal form of a Qualified Joint and Survivor Annuity (under an Annuity Contract purchased with the aggregate Account Balance of the Participant’s Account at the Benefit Commencement Date) if the Participant is married on his Benefit Commencement Date and in the normal form of a life annuity with payments guaranteed for 120 months (under an Annuity Contract purchased with the aggregate Account Balance of the Participant’s Accounts at the Benefit Commencement Date) if the Participant is not married on that date, provided that a Participant may at any time prior to the Benefit Commencement Date elect, in accordance with Section 8.2, any of the following optional forms of benefit payment instead of the normal form:

(a) A lump sum in cash or in kind; or

(b) An annuity (under an Annuity Contract purchased with the aggregate Account Balance of the Participant’s Account at the Benefit Commencement Date) of the type described in Section 8.1.2.

Anything in this Section 8.1.1 to the contrary notwithstanding, if the nonforfeitable Account Balance of a terminated Participant shall be equal to or less than $1,000 when the amount thereof is first determined, the entire amount shall be distributed in a lump sum as promptly as possible. The value of a Participant’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code §§ 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

8.1.2 For purposes of Section 8.1.1(b), the optional annuity form may be any one of the following:

(a) A single life annuity, under which equal or substantially equal monthly installments are paid to the Participant during his lifetime, with no further payments to anyone after his death.

(b) An annuity under which equal or substantially equal monthly installments are paid to the Participant during his lifetime, with payment of monthly installments guaranteed for a period selected by the Participant which may be either 60, 120, 180, 240 or 300 months.

(c) An annuity under which equal or substantially equal annual, semi-annual, quarterly or monthly installments are paid in an amount specified in the election until the net sum payable with interest thereon at the rate of 3% per

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annum and such additional interest, if any, as may be declared under the Annuity Contract is exhausted. Any balance remaining at the end of twenty-five years shall be paid in a lump sum.

(d) An annuity under which equal or substantially equal annual, semi-annual, quarterly or monthly installments, except for any excess interest, are paid for a fixed period not exceeding twenty-five years. Such amounts shall include interest on the unpaid balance at a rate (not less than 3% per annum) declared annually under the Annuity Contract.

(e) An annuity under which equal or substantially equal monthly installments are paid to the Participant during his lifetime with such payments continuing during the lifetime of a contingent annuitant if the contingent annuitant survives the Participant.

(f) An annuity under which equal or substantially equal monthly installments are paid for the longer of the lifetime of the Participant, the lifetime of a contingent annuitant or a guaranteed period selected by the Participant. The period may be either 60, 120, 180, 240 or 300 months.

(g) An annuity under which equal or substantially equal monthly installments are paid for the Participant so long as both the Participant and a contingent annuitant shall live. Upon the death of the first of them to die the amount of each installment shall be reduced to two-thirds of the amount previously paid, and such reduced installments shall be paid to the survivor for his lifetime.

(h) An annuity under which equal or substantially equal monthly installments are paid for the longer of the period during which both the Participant and a contingent annuitant shall live or a guaranteed period selected by the Participant. The guaranteed period may be either 60, 120, 180, 240 or 300 months. Upon the later of (A) the death of the first to die of the Participant or the contingent annuitant or (B) the expiration of the guaranteed period, if one of them is then living the amount of each installment shall be reduced to two-thirds of the amount previously paid and such reduced installments shall be paid to the survivor for his lifetime.

(i) A qualified optional survivor annuity which is an annuity:

(i) for the life of the Participant with a survivor annuity for the life of the spouse which is equal to 75% of the amount of the annuity which is payable during the joint lives of the Participant and the spouse, and

(ii) which is the actuarial equivalent of a single annuity for the life of the Participant.

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Such term also includes any annuity in a form having the effect of an annuity described in the preceding sentence.

(j) Waiver of 30-day waiting period. If a distribution is one to which Code §§ 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under § 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(i) the Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and

(ii) the Participant, after receiving the notice, affirmatively elects a distribution.

8.1.3 Notwithstanding Section 8.1.1, the normal form of benefits of a Participant shall be a lump sum and Sections 8.1.1 and 8.2.4 shall not apply unless the Participant (a) is credited with at least one Hour of Service on or after August 23, 1984, or (b) his interest under this Plan, or under a plan of which this Plan is a continuation, had not been distributed, or distribution thereof had not commenced, prior to August 23, 1984.

Section 8.2 Election of Optional Forms.

8.2.1 By notice to the Administrator within the 180-day period prior to a Participant’s Benefit Commencement Date, the Participant may elect, in writing, not to receive the normal form of benefit payment otherwise applicable and to receive instead an optional form of benefit payment provided for in Section 8.1.1.

8.2.2 Within the 180-day period prior to a married Participant’s Benefit Commencement Date, but in no event later than the 30-day period prior to a married Participant’s Benefit Commencement Date, the Administrator shall provide to each married Participant a written explanation of:

(a) the terms and conditions of the Participant’s normal form of benefit payment;

(b) the terms and conditions of the qualified optional survivor annuity;

(c) the Participant’s right to make, and the effect of, an election to waive the normal form of benefit payment;

(d) the rights of the Participant’s Spouse under Section 8.2.4; and

(e) the right to make, and the effect of, a revocation of a previous election to waive the normal form of benefit payment.

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The Administrator may, on a uniform and nondiscriminatory basis, provide for such other notices, information or election periods or take such other action as the Administrator considers necessary or appropriate so that this Section 8.2 is implemented in such a manner as to comply with Code §§ 401(a)(11) and 417.

8.2.3 A Participant may revoke his election to take an optional form of benefit, and elect a different form of benefit, at any time prior to the Participant’s Benefit Commencement Date.

8.2.4 The election of an optional benefit by a married Participant must also be a waiver of a Qualified Joint and Survivor Annuity by the Participant. A waiver of a Qualified Joint and Survivor Annuity shall not be effective unless: (i) the Participant’s Spouse consents in writing; (ii) the Spouse’s consent to the waiver is witnessed by a plan representative or notary public; and (iii) the Spouse’s consent acknowledges the effect of the election. Additionally, a Participant’s waiver of the Qualified Joint and Survivor Annuity will not be effective unless the election designates a form of benefit payment which, if the Participant is married, may not be changed without spousal consent. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, the election will be deemed effective. Any consent necessary under this provision will not be valid with respect to any other Spouse.

8.2.5 The election of an optional form of benefit which contemplates the payment of an annuity shall not be given effect if any person who would receive benefits under the annuity dies before the annuity starting date.

Section 8.3 Change in Form or Timing of Benefit Payments. Subject to the Administrator’s consent, any former Employee whose payments are being deferred or who is receiving installment payments may request acceleration or other modification of the form of benefit distribution, provided that any necessary consent to such change required pursuant to Section 8.2.4 is obtained from the former Employee’s Spouse.

Section 8.4 Direct Rollovers. A Participant or spouse may elect to have all or a portion of any amount payable to him or her from the Plan which is an Eligible Rollover Distribution transferred directly to an Eligible Retirement Plan. A Beneficiary of a deceased Participant may elect to have all or a portion of any Eligible Rollover Distribution payable to him or her from the Plan transferred directly to an individual retirement account (as defined in Code § 402(c)(8)(B)(i)) or an individual retirement annuity (as defined in Code § 402(c)(8)(B)(ii)) which was established for the purpose of receiving such a direct rollover. Any such election shall be made in accordance with such uniform rules and procedures as the Administrative Committee may prescribe from time to time as to the timing and manner of the election in accordance with Code § 401(a)(31).

Section 8.5 Hardship Withdrawals. Upon the application by any Participant to the Administrator, accompanied by written spousal consent, the Administrator may at any time

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permit such Participant to withdraw all or a portion of the amounts then credited to his or her Salary Deferral Account, (not including the earnings thereon attributable to the year of the withdrawal or any prior year) if the withdrawal is made on account of financial hardship. A withdrawal is made on account of financial hardship if the withdrawal both (i) is made on account of an immediate and heavy financial need of the Participant and (ii) is necessary to satisfy the financial need. A withdrawal will not be considered made on account of an immediate and heavy financial need unless it is made for one or more of the following purposes:

(a) Expenses for (or necessary to obtain) medical care that would be deductible under Code § 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(b) Costs directly related to purchase of a principal residence for the Employee (excluding mortgage payments);

(c) Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Employee, the Employee’s spouse, children, or dependents (as defined in Code § 152 without regard to Code §§ 152(b)(1), (b)(2), and (d)(1)(B));

(d) Payments necessary to prevent eviction of the Employee from the Employee’s principal residence or foreclosure on the mortgage on that residence;

(e) Payments for burial or funeral expenses for the Employee’s deceased parent, spouse, children or dependents (as defined in Code § 152 without regard to Code § 152(d)(1)(B)); or

(f) Expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Code § 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

8.5.1 Hardship Withdrawal Restrictions. No hardship withdrawal will be permitted unless:

(a) The amount of the withdrawal does not exceed the amount of the need. The amount of the need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

(b) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer.

If a Participant’s application for a hardship withdrawal is approved, the Administrator shall then instruct the Trustee to make payment of the approved amount of the hardship withdrawal to the Participant.

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If the Participant applying for a hardship withdrawal has an outstanding Plan Loan, such hardship withdrawal will be limited to the extent necessary to ensure the Participant’s Loan remains adequately secured under Section 8.6.

8.5.2 Consequences of Hardship Withdrawals.

A Participant who makes a hardship withdrawal is prohibited from making Salary Deferral Contributions or other elective or employee contributions to the Plan or to any other plan of the Employer for at least six (6) months after receipt of the hardship withdrawal. For this purpose “any other plan of the Employer” indicates any qualified or nonqualified plan of deferred compensation maintained by the Employer. The phrase does not include any health or welfare benefit plan, including one that is part of a cafeteria plan under Code § 125.

Withdrawals shall be processed by reducing all of the Participant’s Investments by the pro-rata amount needed to fund the withdrawal.

Section 8.6 Loans to Participants.

8.6.1 The Trustee may, in the Trustee’s discretion, make loans to Participants and Beneficiaries under the following circumstances: (i) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (ii) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants and Beneficiaries; (iii) loans shall bear a reasonable rate of interest; (iv) loans shall be adequately secured; and (v) loans shall provide for periodic repayment over a reasonable period of time.

8.6.2 Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) will be limited to the lesser of:

(a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

(b) one-half ( 1/2) of the present value of the non-forfeitable accrued benefit of the Participant under the Plan.

For purposes of this limit, all plans of the Employer shall be considered one plan. Additionally, with respect to any loan made prior to January 1, 1987, the $50,000 limit specified in (a) above shall be unreduced.

8.6.3 Notwithstanding any other provision of this Article, no Participant may take more than one (1) loan per calendar year and no Participant may have more than one (1) loan outstanding at any one time.

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8.6.4 Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. Loan repayments may be suspended under this Plan as permitted under Code § 414(u)(4).

8.6.5 Any loan where the vested interest of the Participant is used to secure such loan shall require the written (or such other form as permitted by the Internal Revenue Service) consent of the Participant’s spouse. Such written (or such other form as permitted by the Internal Revenue Service) consent must be obtained within the ninety (90) day period prior to the date the loan is made. However, no spousal consent shall be required under this paragraph if the total accrued benefit subject to the security is not in excess of $1,000.

8.6.6 Any loans granted or renewed shall be made pursuant to a Participant loan program. Such loan program shall be established in writing and must include, but need not be limited to, the following:

(a) the identity of the person or positions authorized to administer the Participant loan program;

(b) a procedure for applying for loans;

(c) the basis on which loans will be approved or denied;

(d) limitations, if any, on the types and amounts of loans offered;

(e) the procedure under the program for determining a reasonable rate of interest;

(f) the types of collateral which may secure a Participant loan; and

(g) the events constituting default and the steps that will be taken to preserve Plan assets.

Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section.

8.6.7 Notwithstanding anything in this Plan to the contrary, if a Participant or Beneficiary defaults on a loan made pursuant to this Section, then the loan default will be a distributable event to the extent permitted by the Code and Regulations.

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ARTICLE 9

DEATH BENEFITS

Section 9.1 Payment of Account Balances.

9.1.1 If a Participant dies before distribution of his interest in the Plan, if any, has commenced, the Participant’s non-forfeitable Account Balance shall, subject to Section 9.1.2 be distributed to the Participant’s Beneficiary in the form, at the time and from among the methods specified in Section 8.1.1 as elected by the Beneficiary within 60 days following the Participant’s death. If an election is not received by the Administrator, the distribution shall be made, if to a Surviving Spouse, in accordance with Section 8.1.2(a), and, if to some other Beneficiary, to the Beneficiary in a lump sum. Notwithstanding the foregoing, if the total amount distributable to the Beneficiary is $1,000 or less, the distribution shall be made in a lump sum.

9.1.2 Notwithstanding any other provision of the Plan to the contrary:

(a) If the Participant dies leaving a Surviving Spouse before distribution of his interest in the Plan has commenced, and unless the Participant’s Surviving Spouse has elected, by written notice to the Administrator within sixty days after the Participant’s death, any other form of benefit payment specified in Section 8.1.1, or the Participant’s Surviving Spouse has already consented in a manner described in Section 8.2.4 to a distribution to some other Beneficiary designated by the Participant, the Participant’s Account Balance shall be distributed to the Participant’s Surviving Spouse in the form of an annuity for the life of the Surviving Spouse (under an Annuity Contract purchased with the aggregate Account Balance of the Participant’s Account) or in lump sum form if the total amount distributable is $1,000 or less.

(b) If the Participant dies before distribution of his or her interest in the Plan has commenced, the Participant’s entire interest must be distributed within five years after the Participant’s death; provided, however, that if any portion of the Participant’s interest is payable to his Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the Beneficiary, commencing (i) in the case of a Beneficiary other than a Surviving Spouse, no later than one year after the Participant’s death; and (ii) in the case of a Surviving Spouse, no later than the later of one year after the Participant’s death or the date on which the Participant would have attained age 70  1/2. If the Surviving Spouse dies before payments to such Spouse begin, subsequent distributions shall be made as if the Surviving Spouse had been the Participant.

9.1.3 Any lump sum payment payable to a Spouse pursuant to this Section 9.1 shall be eligible for a direct rollover in accordance with Section 8.4.

Section 9.2 Beneficiaries.

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9.2.1 Subject to the spousal consent requirements of Section 8.1.2(a), a Participant may designate a Beneficiary for his Account.

9.2.2 If a Participant who is unmarried as of the date of his death has designated a Beneficiary and such Beneficiary predeceases the Participant, or if no Beneficiary has been designated by such Participant, the Participant’s interest remaining in the Plan shall be paid to the estate of the Participant. If a Participant who is married as of the date of his death designates a Beneficiary pursuant to Section 8.1.2(a) and such Beneficiary predeceases the Participant, the Participant’s interest remaining in the Plan shall be paid to the Participant’s Surviving Spouse, or to the Participant’s estate if such Spouse is no longer living. If two or more Beneficiaries are named, the interest of any Beneficiary, who does not survive the Participant, shall pass to the surviving Beneficiary or Beneficiaries in accordance with their respective interests unless otherwise agreed in writing between the Administrator and the Participant.

9.2.3 Subject to the consent requirements applicable with respect to a Spouse, any designation of a Beneficiary to whom amounts due after the Participant’s death shall be paid must be filed with the Administrator, in a time and manner designated by the Administrator, in order to be effective. Any such designation of a Beneficiary may be revoked by filing a later designation or an instrument of revocation with the Administrator, in a time and manner designated by the Administrator. If a Beneficiary fails to survive a Participant for at least 30 days, it shall be presumed that the Participant survived the Beneficiary.

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ARTICLE 10

FIDUCIARIES

Section 10.1 Named Fiduciaries.

The Named Fiduciaries, who shall have authority to control and manage the operation and administration of the Plan, are as follows:

10.1.1 the Company, which shall have the sole right to (i) appoint and remove from office the members of the Administrative Committee, the Trustee and any investment manager; (ii) designate the Investment Companies for investment of contributions under the Plan; and (iii) amend or terminate the Plan;

10.1.2 the Administrative Committee, which shall have the authority and duties specified in ARTICLE 12 hereof;

10.1.3 the Trustee, which shall have the authority and duties specified in ARTICLE 11 hereof and the Trust Agreement; and, in addition, the authority and duties of the Administrative Committee in the event that no such Committee shall be appointed or constituted by the Company; and

10.1.4 any investment manager or managers selected by the Company, who renders investment advice with respect to Plan assets.

Section 10.2 Employment of Advisers.

A “named fiduciary” with respect to the Plan (as defined in ERISA § 402(a)(2)) and any “fiduciary” (as defined in ERISA § 3(21)) appointed by such a “named fiduciary”, may employ one or more persons to render advice with regard to any responsibility of such “named fiduciary” or “fiduciary” under the Plan.

Section 10.3 Multiple Fiduciary Capacities.

Any “named fiduciary” with respect to the Plan (as defined in ERISA § 402(a)(2)) and any other “fiduciary” (as defined in ERISA § 3(21)) with respect to the Plan may serve in more than one fiduciary capacity.

Section 10.4 Reliance.

Any fiduciary with respect to the Plan may rely upon any direction, information or action of any other fiduciary, acting within the scope of its responsibilities under the Plan, as being proper under the Plan.

Section 10.5 Scope of Authority and Responsibility.

The responsibilities of the Administrative Committee and the Trustee for the operation

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and administration of the Plan are allocated between them in accordance with the provisions of the Plan and the Trust Agreement wherein their respective duties are specified. Each fiduciary shall have only the authority and duties as are specifically given to it under this Plan, shall be responsible for the proper exercise of its own authorities and duties, and shall not be responsible for any act or failure to act of any other fiduciary.

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ARTICLE 11

TRUSTEE

Section 11.1 Trust Agreement.

The Company shall enter into one or more Trust Agreements with the Trustee or Trustees selected by it in its sole discretion, and the Trustee shall receive the contributions to the Trust Fund made by the Employer pursuant to the Plan and shall hold, invest, reinvest, and distribute such fund, as applicable, in accordance with the terms and provisions of the Trust Agreement. The Company will determine the form and terms of such Trust Agreement and may modify such Trust Agreement from time to time to accomplish the purposes of this Plan and may, in its sole discretion, remove any Trustee and select any successor Trustee.

Section 11.2 Assets in Trust.

Except as otherwise permitted under the Plan, all assets of the Plan shall be held in trust by the Trustee who upon acceptance of such office shall have such authority as is set forth in the Trust Agreement.

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ARTICLE 12

ADMINISTRATIVE COMMITTEE

Section 12.1 Appointment and Removal of Administrative Committee.

The administration of the Plan shall be vested in an Administrative Committee of at least three (3) persons who shall be appointed by the Board, and may include persons who are not Participants in the Plan. A person appointed a member of the Committee shall signify his acceptance in writing. The Board may remove or replace any member of the Committee at any time in its sole discretion, and any Committee member may resign by delivering his written resignation to the Board, which resignation shall become effective upon its delivery or at any later date specified therein. If at any time there shall be a vacancy in the membership of the Committee, the remaining member or members of the Committee shall continue to act until such vacancy is filled by action of the Board.

Section 12.2 Officers of Administrative Committee.

The Committee shall appoint from among its members a chairman, and shall appoint as secretary a person who may be, but need not be, a member of the Committee or a Participant in the Plan.

Section 12.3 Action by Administrative Committee.

The Committee shall hold meetings upon such notice, at such place or places, and at such times as its members may from time to time determine. A majority of its members at the time in office shall constitute a quorum for the transaction of business. All action taken by the Committee at any meeting shall be by vote of the majority of its members present at such meeting, except that the Committee also may act without a meeting by a consent signed by a majority of its members. Any member of the Committee who is a Participant in the Plan shall not vote on any question relating exclusively to himself.

Section 12.4 Rules and Regulations.

Subject to the terms of the Plan, the Committee may from time to time adopt such rules and regulations as it shall deem appropriate for the administration of the Plan and for the conduct and transaction of its business and affairs.

Section 12.5 Powers.

The Committee shall have such powers as may be necessary to discharge its duties under the Plan, including the power:

12.5.1 to interpret and construe the Plan in its discretion, to determine all questions with regard to employment, eligibility, Years of Service, Compensation, benefits, and such factual matters as date of birth and marital status, and similarly related matters for the purpose of the Plan. The Committee’s determination of all questions

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arising under the Plan shall be conclusive upon all Participants, the Board, the Company, Employers, the Trustee, and other interested parties;

12.5.2 to prescribe procedures to be followed by Participants and Beneficiaries filing application for benefits;

12.5.3 to prepare and distribute to Participants information explaining the Plan;

12.5.4 to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal, accounting and actuarial counsel;

12.5.5 to instruct the Trustee to make benefit payments pursuant to the Plan;

12.5.6 to appoint an enrolled actuary and to receive and review the periodic valuation of the Plan made by such actuary;

12.5.7 to receive and review reports of disbursements from the Trust Fund made by the Trustees; and

12.5.8 to receive and review the periodic audit of the Plan made by a certified public accountant appointed by the Company.

Section 12.6 Information from Participants.

Each Participant shall be required to furnish to the Committee, in the form prescribed by it, such personal data, affidavits, authorizations to obtain information, and other information as the Committee may deem appropriate for the proper administration of the Plan.

Section 12.7 Reports.

The Committee shall prepare, or cause to be prepared, such periodic reports to the U.S. Labor Department, the Internal Revenue Service and the Pension Benefit Guaranty Corporation as may be required pursuant to the Code or ERISA.

Section 12.8 Authority to Act.

The Committee may authorize one or more of its members, officers, or agents to sign on its behalf any of its instructions, directions, notifications, or communications to the Trustee, and the Trustee may conclusively rely thereon and on the information contained therein.

Section 12.9 Liability for Acts.

The members of the Committee shall be entitled to rely upon all valuations, certificates and reports furnished by the Plan actuary or accountant and upon all opinions given by any legal counsel selected by the Committee, and the members of the Committee shall be fully protected with respect to any action taken or suffered by their having relied in good faith upon such actuary, accountant or counsel and all action so taken or suffered shall be conclusive upon each

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of them and upon all Participants and their Beneficiaries. No member of the Committee shall incur any liability for anything done or omitted by him except only liability for his own gross negligence or willful misconduct.

Section 12.10 Compensation and Expenses.

Unless authorized by the Board, a member or officer of the Committee shall not be compensated for his service in such capacity, but shall be reimbursed for reasonable expenses incident to the performance of such duty.

Section 12.11 Indemnity.

The Company shall indemnify the members of the Committee and any of their agents acting in behalf of the Plan against any and all liabilities or expenses, including all legal fees related thereto, to which they may be subjected as members of the Committee by reason of any act or failure to act which constitutes a breach or an alleged breach of fiduciary responsibility under ERISA or otherwise, except that due to a person’s own willful misconduct.

Section 12.12 Denied Claims.

If any application for payment of a benefit under the Plan shall be denied, the Committee shall with the denial write the claimant setting forth the specific reasons for the denial and explaining the Plan’s claim review procedure. If a claimant whose claim has been denied wishes further consideration of his claim, he may request the Committee to review his claim in a written statement of the claimant’s position filed with the Committee no later than 60 days after the claimant receives such denial. The Committee shall make a full review of the claim and the denial, giving the claimant written notice of its decision within the next 60 days. Due to special circumstances, if no decision has been made within the first 60 days and notice of the need for additional time has been furnished within such period, the decision may be made within the following 60 days. A claimant shall be required to exhaust the administrative remedies provided by this Section 12.12 prior to seeking any other form of relief.

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ARTICLE 13

PLAN AMENDMENT OR TERMINATION

Section 13.1 Plan Amendment or Termination.

The Company shall have the right at any time to amend the Plan, which amendment shall be evidenced by an instrument in writing signed by an authorized officer of the Company, effective retroactively or otherwise. No such amendment shall have any of the effects specified in Section 13.2.

Section 13.2 Limitations on Plan Amendment.

13.2.1 No Plan amendment shall:

(a) authorize any part of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries;

(b) decrease the accrued benefits of any Participant or his Beneficiary under the Plan (except to the extent permitted under Code § 412(c)(8)); or

(c) change the vesting schedule, either directly or indirectly, unless each Participant having not less than three years of Vesting Service is permitted to elect, within a reasonable period specified by the Administrator after the adoption of such amendment, to have his vested percentage computed without regard to such amendment.

13.2.2 The period during which the election may be made shall commence with the date the amendment is adopted and shall end as the later of:

(a) sixty days after the amendment is adopted;

(b) sixty days after the amendment becomes effective; or

(c) sixty days after the Participant is issued written notice by the Administrator.

13.2.3 Code §411(d)(6) Protected Benefits. An amendment adopted after August 9, 2006 (including the adoption of a restatement of an existing plan) may not decrease a Participant’s Accrued Benefit, except to the extent permitted under Code §412(c)(8), and may not reduce or eliminate Code §411(d)(6) protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment. An amendment reduces or eliminates Code §411(d)(6) protected benefits if the amendment has the effect of either (i) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations), or (ii) except as provided by Treasury regulations, eliminating an optional form of benefit. The Plan Administrator must disregard an amendment to the extent application of the amendment would fail to

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satisfy this paragraph. If the Plan Administrator must disregard an amendment because the amendment would violate clause (i) or clause (ii), the Plan Administrator must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected Participants.

Section 13.3 Right of Company to Terminate Plan or Discontinue Contributions.

The Company intends and expects that from year to year it will be able to and will deem it advisable to continue this Plan in effect and to make contributions as herein provided. The Company reserves the right, however, to terminate the Plan at any time or to completely discontinue its contributions thereto at any time, which termination or discontinuance shall be evidenced by an instrument in writing signed by an authorized officer of the Company delivered to the Administrator and the Trustee.

Section 13.4 Effect of Partial or Complete Termination or Complete Discontinuance of Contributions.

13.4.1 As of the date of a “partial termination” of the Plan:

(a) if not then fully vested, each affected Participant who is then an Employee shall become 100% vested in his or her Employer Contributions Account; and

(b) no further contributions or allocations of forfeitures shall be made after such date with respect to each affected Participant.

13.4.2 As of the date of the “complete termination” of the Plan, or the “complete discontinuance of contributions” under the Plan:

(a) if not then fully vested, each affected Participant who is then an Employee shall become 100% vested in his Employer Contributions Account;

(b) any forfeitures which may have occurred prior to the termination of the Plan but which have not been applied to reduce Employer Contributions under Section 5.3 shall be allocated pro-rata to those Participants who were Eligible Employees on the effective date of the termination of the Plan;

(c) no further contributions shall be made after such date; and

(d) no Eligible Employee shall become a Participant after such date.

13.4.3 All other provisions of the Plan shall remain in effect unless otherwise amended.

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ARTICLE 14

MISCELLANEOUS PROVISIONS

Section 14.1 Exclusive Benefit of Participants.

The Trust Fund shall be held for the benefit of all persons who shall be entitled to receive payments under the Plan. It shall be prohibited at any time for any part of the Trust Fund (other than such part as is required to pay expenses) to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries.

Section 14.2 Plan Not a Contract of Employment.

The Plan is not a contract of Employment, and the terms of Employment of any Employee shall not be affected in any way by the Plan or related instruments except as specifically provided therein.

Section 14.3 Source of Benefits.

Benefits under the Plan shall be paid or provided for solely from the Trust, and neither the Company, an Employer, the Administrator, Trustee or Investment Manager shall assume any liability therefore.

Section 14.4 Benefits Not Assignable.

Benefits provided under the Plan may not be assigned or alienated, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a “domestic relations order” (as defined in Code § 414(p)) unless such order is determined by the Administrator to be a “qualified domestic relations order” (as defined in Code § 414(p)) or, in the case of a “domestic relations order” entered before January 1, 1985, if either payment of benefits pursuant to the order has commenced as of that date or the Administrator decides to treat such order as a “qualified domestic relations order” within the meaning of Code § 414(p) even if it does not otherwise qualify as such.

Section 14.5 Domestic Relations Orders.

Any other provision of the Plan to the contrary notwithstanding, the Administrator shall have all powers necessary with respect to the Plan for the proper operation of Code § 414(p) with respect to “qualified domestic relations orders” (or “domestic relations orders” treated as such) referred to in Section 14.4, including, but not limited to, the power to establish all necessary or appropriate procedures, to authorize the establishment of new accounts with such assets and subject to such restrictions as the Administrator may deem appropriate, and the Administrator may decide upon and direct appropriate distributions therefrom.

A domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order (QDRO) will not fail to be a QDRO: (i) solely because the order is

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issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death.

Section 14.6 Benefits Payable to Minors, Incompetents and Others.

In the event any benefit is payable to a minor or an incompetent or to a person otherwise under a legal disability, or who, in the sole discretion of the Administrator, is by reason of advanced age, illness or other physical or mental incapacity incapable of handling and disposing of his property, or otherwise is in such position or condition that the Administrator believes that he could not utilize the benefit for his support or welfare, the Administrator shall have discretion to apply the whole or any part of such benefit directly to the care, comfort, maintenance, support, education or use of such person, or pay the whole or any part of such benefit to the parent of such person, the guardian, committee, conservator or other legal representative, wherever appointed, of such person, the person with whom such person is residing, or to any other person having the care and control of such person. The receipt by any such person to whom any such payment on behalf of any Participant or Beneficiary is made shall be a sufficient discharge therefore.

Section 14.7 Merger or Transfer of Assets.

14.7.1 The merger or consolidation of the Company with any other person, or the transfer of the assets of the Company to any other person, shall not constitute a termination of the Plan, if provision is made for the continuation of the Plan.

14.7.2 The Plan may not merge or consolidate with, or transfer any assets or liabilities to, any other plan, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

Section 14.8 Participation in the Plan by an Affiliate.

14.8.1 By duly authorized action, an Affiliate may adopt the Plan. Such Affiliate by duly authorized action also may determine the classes of its Employees who shall be Eligible Employees. Such Affiliate shall make such contributions to the Plan on behalf of such Employees as is determined by the Company. If no such action is taken, the Eligible Employees and the amount of contribution shall be determined in accordance with the Plan provisions applicable to an Employer.

14.8.2 By duly authorized action, any other Employer may terminate its participation in the Plan or withdraw from the Plan and the Trust.

14.8.3 An Employer other than the Company shall have no power with respect to the Plan except as specifically provided by this Section 14.8.

Section 14.9 Action by Employer.

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Any action required to be taken by an Employer pursuant to the terms of the Plan shall be taken by the board of directors of the Employer or any person or persons duly empowered to exercise the powers of the Employer with respect to the Plan.

Section 14.10 Provision of Information.

For purposes of the Plan, each Employee shall execute such forms as may be reasonably required by the Administrator and the Employee shall make available to the Administrator and the Trustee any information they may reasonably request in this regard.

Section 14.11 Controlling Law.

The Plan is intended to qualify under Code § 401(a) and to comply with ERISA, and its terms shall be interpreted accordingly. Otherwise, to the extent not preempted by ERISA, the laws of the State of Alabama shall control the interpretation and performance of the terms of the Plan.

Section 14.12 Conditional Restatement.

Anything in the foregoing to the contrary notwithstanding, the Plan has been restated on the express condition that it will be considered by the Internal Revenue Service as qualifying under the provisions of Code § 401(a) and the Trust qualifying for exemption from taxation under Code § 501(a). If the Internal Revenue Service determines that the Plan or Trust does not so qualify, the Plan shall be amended or terminated as decided by the Company.

Section 14.13 Rules of Construction.

Masculine pronouns used herein shall refer to men or women or both and nouns and pronouns when stated in the singular shall include the plural and when stated in the plural shall include the singular, unless qualified by the context. Titles of Articles and Sections of the Plan are for convenience of reference only and are to be disregarded in applying the provisions of the Plan. Any reference in this Plan to an Article or Section is to the Article or Section so specified of the Plan.

Section 14.14 USERRA Model Amendment.

Effective as of December 12, 1994, and notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code §414(u).

Death benefits. In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code § 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

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Differential wage payments. For years beginning after December 31, 2008, (i) an individual receiving a differential wage payment, as defined by Code §3401(h)(2), is treated as an employee of the employer making the payment, (ii) the differential wage payment is treated as compensation, and (iii) the Plan is not treated as failing to meet the requirements of any provision described in Code §414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

Severance from employment. Notwithstanding (i) above, for purposes of Code §401(k)(2)(B)(i)(I), an individual is treated as having been severed from employment during any period the individual is performing service in the uniformed services described in Code §3401(h)(2)(A).

(a) Suspension of deferrals. If an individual elects to receive a distribution by reason of severance from employment, death or disability, the individual may not make an elective deferral or employee contribution during the 6-month period beginning on the date of the distribution.

(b) Nondiscrimination requirement. Clause (iii) above applies only if all employees of the Employer performing service in the uniformed services described in Code §3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code §3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code §§410(b)(3), (4), and (5)).

Section 14.15 Written Communications Required.

Any notice, request, instruction, or other communication to be given or made hereunder shall be in writing and either personally delivered to the addressee or deposited in the United States mail with full postage paid and properly addressed to such addressee at the last address for notice shown on the Administrative Committee’s records. The foregoing notwithstanding, the Administrative Committee may establish a procedure under which electronic notice will be deemed to constitute written notice for the purpose of providing certain notices to Participants or making certain Participant elections.

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ARTICLE 15

TOP-HEAVY PROVISIONS

Section 15.1 Top Heavy Plan Requirements

For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code § 416(b) and the special minimum allocation requirements of Code § 416(c).

Section 15.2 Determinations of Top Heavy Status

15.2.1 This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (i) the Present Value of Accrued Benefits of Key Employees and (ii) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant’s Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy Plan.

15.2.2 Aggregate Account: A Participant’s Aggregate Account as of the Determination Date is the sum of:

(a) the Participant’s Combined Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date.

(b) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

(c) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to

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the extent that such distributions are already included in the Participant’s Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant’s account balance because of death shall be treated as a distribution for the purposes of this paragraph.

(d) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant’s Aggregate Account balance.

(e) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant’s Aggregate Account balance.

(f) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant’s Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

(g) For the purposes of determining whether two employers are to be treated as the same employer in (e) and (f) above, all employers aggregated under Code §§ 414(b), (c), (m) and (o) are treated as the same employer.

15.2.3 “Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

(a) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code §§ 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

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In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

(b) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code §§ 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

(c) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

(d) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

15.2.4 “Determination Date” means (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year, the last day of such Plan Year.

15.2.5 Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code § 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code § 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan. Effective for Plan Years beginning on and after February 1, 2006 the following shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date:

(a) Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code § 416(g)(2) during the 1-year period ending on the

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determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code § 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(b) Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

15.2.6 Key employee. Key employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having “415 Compensation” greater than $130,000 (as adjusted under Code § 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having “415 Compensation” of more than $150,000. The determination of who is a key employee will be made in accordance with Code § 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

15.2.7 “Top Heavy Group” means an Aggregation Group in which, as of the Determination Date, the sum of:

(a) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

(b) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group,

exceeds sixty percent (60%) of a similar sum determined for all Participants.

Section 15.3 Minimum Vesting. Beginning with the Plan Year in which this Plan is Top-Heavy, the following vesting schedule will apply:

Completed Years of Vesting Service	Vested Percentage

2	20%
3	40%
4	60%
5	100%

Section 15.4 Minimum Benefits.

15.4.1 Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code §

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416(c)(2) and the plan. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code § 401(m).

15.4.2 Contributions under other plans. The minimum benefit requirement for any plan maintained by the employer, shall be met in only one plan maintained by the employer if the employer maintains more than one tax-qualified plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Code § 401(k)(12) and matching contributions with respect to which the requirements of Code § 401(m)(11) are met).

Section 15.5 Applicability. The top-heavy requirement of Code § 416 shall not apply in any year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code § 401(k)(12) and matching contributions with respect to which the requirements of Code § 401(m)(11) are met.

Section 15.6 Requirements. In the event that any provision of this ARTICLE 15 is no longer required to qualify the Plan under the Code, then such provision shall thereupon be void without the necessity of further amendment of the Plan.

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IN WITNESS WHEREOF, TORCHMARK CORPORATION has caused this Plan to be restated, on this the      day of                     , 20     effective generally as of January 1, 2009 (except as otherwise provided herein).

TORCHMARK CORPORATION

By:
Its:

Attest:

By:
Its:

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